EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

Notice of FILING OF ADDITIONAL EXHIBITS TO PLAN SUPPLEMENT

PLEASE TAKE NOTICE that, on September 28, 2023, the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates [Docket No. 17, revised at Docket No. 70] (as may be amended, supplemented, or modified from time to time, the “Plan”) and the related Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates (as may be amended, supplemented, or modified from time to time, the “Disclosure Statement”) [Docket No. 18].

PLEASE TAKE FURTHER NOTICE that, on October 24, 2023, the Debtors filed the Notice of Filing of Plan Supplement to Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates [Docket No. 71] (the “Plan Supplement Notice”).

PLEASE TAKE FURTHER NOTICE that, as indicated in the Plan Supplement Notice, the Debtors reserved their rights to amend, revise, or supplement the Plan Supplement and any of the documents and designations contained therein.  Also as indicated in the Plan Supplement Notice, certain materials were omitted therefrom and were to be filed as soon as practicable prior to the Confirmation Hearing.  Accordingly, the Debtors hereby file the following exhibits, (collectively, the “Additional Exhibits”), which, along with the exhibits attached to the original Plan Supplement Notice, comprise the Plan Supplement:

Exhibit	Plan Supplement Document
E	Description of Retained Assets and Retained Contracts
F	Directors and Officers of the Reorganized Debtors (Amended)
F-1	Redline to Exhibit F, filed October 24, 2023
G	Organizational Documents of the Reorganized Debtors
I	Trademark License Agreement

PLEASE TAKE FURTHER NOTICE that the Plan Supplement, the Plan, the Disclosure Statement, and related materials can be obtained free of charge at the Debtors’ public restructuring website maintained by Kroll Restructuring Administration LLC (the “Claims and Noticing Agent”) at https://cases.ra.kroll.com/capstone or by contacting the Claims and Noticing Agent at (844) 642-1256 (Toll-free from US / Canada) or +1 (646) 651-1164 (International).  In addition, such documents are available for inspection for a fee on the Court’s website at www.deb.uscourts.gov and are on file with the Clerk of the Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, where they are available for review between the hours of 8:00 a.m. to 4:00 p.m., prevailing Eastern Time.

PLEASE TAKE FURTHER NOTICE that, subject to the terms and conditions of the Plan, the Debtors reserve all rights to amend, supplement or modify the Plan Supplement and any of the documents and designations contained therein, including the Additional Exhibits, none of which shall be deemed final or binding on the Debtors prior to the Effective Date of the Plan.

Dated:November 9, 2023	/s/ Shane Reil
Wilmington, Delaware

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Matthew B. Lunn (No. 4119)

Shane M. Reil (No. 6195)

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

Email: mlunn@ycst.com

sreil@ycst.com

-and-

KATTEN MUCHIN ROSENMAN LLP

Peter A. Siddiqui (admitted pro hac vice)

Ethan D. Trotz (admitted pro hac vice)

Kenneth N. Hebeisen (admitted pro hac vice)

525 W. Monroe Street

Chicago, IL 60661

Telephone: (312) 902-5200

Facsimile: (312) 902-1061

Email: peter.siddiqui@katten.com

ethan.trotz@katten.com

ken.hebeisen@katten.com

Proposed Attorneys for the Debtors

and Debtors in Possession

2

Exhibit E

Description of Retained Assets and List of Retained Contracts

“Retained Assets” means (i) all of Capstone’s right, title, and interest in and to the Capstone Trademarks (including those that are assigned to Capstone pursuant to the IP Assignment Agreement); and (ii) all assets, including cash, accounts receivable, tangible assets and intangible assets, owned by Capstone as of the Petition Date, that relate solely to Distributor Support Services, which include certain computer equipment, software, trade show displays and contracts for the provision of Distributor Support Services to be entered into with certain distributors on or following the Effective Date; provided, however, that notwithstanding the foregoing, no Executory Contracts or Unexpired Leases existing prior to the Effective Date, other than Retained Contracts, shall be Retained Assets.

List of Retained Contracts:  None.

Exhibit F

Directors and Officers of the Reorganized Debtors (Amended)

As of the Effective Date, the Reorganized PublicCo Board shall be appointed in accordance with the organizational documents of Reorganized PublicCo, the other constituent documents of the Reorganized Debtors, and the Plan.  On the Effective Date, the Reorganized PublicCo Board shall consist of the following five members, all of whom served on the board of directors of Capstone Green Energy Corporation as of the Petition Date:

●	Robert C. Flexon: Mr. Flexon has decades of experience in the energy industry. He currently serves as Chair of the Board of PG&E Corporation and sits on the ERCOT Board of Directors, among other public company directorships. Prior to joining Capstone, Mr. Flexon served as: President and Chief Executive Officer of Dynegy Inc., an independent power producer and electricity marketer; Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and services; Chief Financial Officer and Chief Operating Officer of NRG Energy, Inc., a power generation and electricity marketer; and Chief Executive Officer of Foster Wheeler, a Swiss global engineering conglomerate.

●	Ping Fu: Ms. Fu is the co-founder of Geomagic and served as its Chief Executive Officer until 2013. The 3D imaging and 3D printing technologies she created fundamentally changed the way products are designed and manufactured around the world. She also served as part of the team in creating the NCSA Mosaic software and HTTP server software that led to the exponential growth of the internet. She was the Chief Strategy and Chief Entrepreneur Officer at 3D Systems from 2013 to 2016, and has served on the boards of other public companies including Live Nation Entertainment, the Long Now Foundation, and the Burning Man Project.

●	Yon Y. Jorden: Ms. Jorden is a seasoned board and audit committee member who has historically held strategic senior management and board positions in the energy, automation, and healthcare sectors. Today, Ms. Jorden serves as a director for public companies including Cohu, Inc. and Alignment Healthcare, Inc., as well as Methodist Health System, a not-for-profit Texas-based hospital system. Ms. Jorden previously was an independent director for Maxwell Technologies, Magnetek Incorporated, Bioscrip Incorporated, and U.S. Oncology Corporation. She also served as Chief Financial Officer of four publicly traded companies and non-profit organizations, including AdvancePCS, Informix Corporation, Oxford Health Plans, Inc., and WellPoint, Inc.

●	Robert F. Powelson: Mr. Powelson is a highly respected leader in the power and energy regulatory industry. He has served as President and Chief Executive Officer of the National Association of Water Companies since 2018. Previously, Mr. Powelson served as Commissioner for the Federal Energy Regulatory Commission from 2017 to 2018, and President of the National Association of Regulatory Utility Commissioners in 2017. He also served on the Pennsylvania Public Utility Commission from 2008 to 2017, which he led as Chairman from 2011 to 2015.

●	Denise Wilson: From 2011 to 2016, Ms. Wilson served as Executive Vice President and President of New Business for NRG Energy, Inc., an independent power company with generation, energy retail business and cleantech ventures. Ms. Wilson also served as Executive Vice President and Chief Administrative Officer of NRG from 2008 to 2011, among various other roles at NRG from 2000 to 2007. Further, Ms. Wilson has served in executive leadership roles in human resources for Nash-Finch Company, Metris Companies Inc., and General Electric ITS.

Further, as of the Effective Date, the officers of the Reorganized Debtors shall be appointed in accordance with the organizational documents of the Reorganized Debtors and the Plan.  On the Effective Date, the officers of both Reorganized PublicCo and New Subsidiary shall be as follows:

●	Interim President and Chief Executive Officer[1] – Robert C. Flexon: Mr. Flexon brings years of industry experience to his interim role, including serving as Interim President and CEO of Capstone Green Energy Corporation since August 2023. As discussed above, Mr. Flexon brings both directorship and executive leadership in finance and accounting in the energy, chemicals and oil and gas sectors, plus safety, workforce organization, and turnarounds.

●	Chief Financial Officer – John J. Juric: Mr. Juric, a Certified Public Accountant, has more than 25 years of experience in finance and business management, including serving as Capstone Green Energy Corporation’s CFO since March 2023. Before joining Capstone, Mr. Juric held several senior finance positions in prominent industries including: USALCO, LLC; Fiberweb, PLC; CIBA Specialty Chemicals; and Arco Chemical Company.

Finally, on the Effective Date, the directors and officers of Reorganized PrivateCo shall be as follows:

●	Executive Director and Marketing Manager – Maria Silva: Ms. Silva is the former Marketing Manager of Capstone Green Energy Corporation and has been at Capstone for nearly 12 years.

●	Director – Matt Carter: Mr. Carter is a Vice President at Goldman Sachs and a senior member of the private credit investing team within Goldman Sachs Asset and Wealth Management. Prior to joining Goldman Sachs in 2014, Mr. Carter worked at Barclays Capital and began his career at Lehman Brothers. Mr. Carter earned a B.S. in Economics from the Spears School of Business at Oklahoma State University.

[1]

An executive search for a permanent President and Chief Executive Officer of the Reorganized Debtors is currently underway but has not yet been completed.  The Debtors expect the search to be completed following the Effective Date.

2

Exhibit F-1

Redline to Exhibit F, filed October 24, 2023

Exhibit F

Directors and Officers of the Reorganized Debtors (Amended)

As of the Effective Date, the Reorganized PublicCo Board shall be appointed in accordance with the organizational documents of Reorganized PublicCo, the other constituent documents of the Reorganized Debtors, and the Plan. On the Effective Date, the Reorganized PublicCo Board shall consist of the following five members, all of whom served on the board of directors of Capstone Green Energy Corporation as of the Petition Date:

●	Robert C. Flexon: Mr. Flexon has decades of experience in the energy industry. He currently serves as Chair of the Board of PG&E Corporation and sits on the ERCOT Board of Directors, among other public company directorships. Prior to joining Capstone, Mr. Flexon served as: President and Chief Executive Officer of Dynegy Inc., an independent power producer and electricity marketer; Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and services; Chief Financial Officer and Chief Operating Officer of NRG Energy, Inc., a power generation and electricity marketer; and Chief Executive Officer of Foster Wheeler, a Swiss global engineering conglomerate.

●	Ping Fu: Ms. Fu is the co-founder of Geomagic and served as its Chief Executive Officer until 2013. The 3D imaging and 3D printing technologies she created fundamentally changed the way products are designed and manufactured around the world. She also served as part of the team in creating the NCSA Mosaic software and HTTP server software that led to the exponential growth of the internet. She was the Chief Strategy and Chief Entrepreneur Officer at 3D Systems from 2013 to 2016, and has served on the boards of other public companies including Live Nation Entertainment, the Long Now Foundation, and the Burning Man Project.

●	Yon Y. Jorden: Ms. Jorden is a seasoned board and audit committee member who has historically held strategic senior management and board positions in the energy, automation, and healthcare sectors. Today, Ms. Jorden serves as a director for public companies including Cohu, Inc. and Alignment Healthcare, Inc., as well as Methodist Health System, a not-for-profit Texas-based hospital system. Ms. Jorden previously was an independent director for Maxwell Technologies, Magnetek Incorporated, Bioscrip Incorporated, and U.S. Oncology Corporation. She also served as Chief Financial Officer of four publicly traded companies and non-profit organizations, including AdvancePCS, Informix Corporation, Oxford Health Plans, Inc., and WellPoint, Inc.

●	Robert F. Powelson: Mr. Powelson is a highly respected leader in the power and energy regulatory industry. He has served as President and Chief Executive Officer of the National Association of Water Companies since 2018. Previously, Mr. Powelson served as Commissioner for the Federal Energy Regulatory Commission from 2017 to 2018, and President of the National Association of Regulatory Utility Commissioners in 2017. He

3

also served on the Pennsylvania Public Utility Commission from 2008 to 2017, which he led as Chairman from 2011 to 2015.

●	Denise Wilson: From 2011 to 2016, Ms. Wilson served as Executive Vice President and President of New Business for NRG Energy, Inc., an independent power company with generation, energy retail business and cleantech ventures. Ms. Wilson also served as Executive Vice President and Chief Administrative Officer of NRG from 2008 to 2011, among various other roles at NRG from 2000 to 2007. Further, Ms. Wilson has served in executive leadership roles in human resources for Nash-Finch Company, Metris Companies Inc., and General Electric ITS.

Further, as of the Effective Date, the officers of the Reorganized Debtors shall be appointed in accordance with the organizational documents of the Reorganized Debtors and the Plan.1 On the Effective Date, the officers of both Reorganized PublicCo and New Subsidiary shall be as follows:

●	Interim President and Chief Executive ~~Officer~~[2]Officer[1] – Robert C. Flexon: Mr. Flexon brings years of industry experience to his interim role, including serving as Interim President and CEO of Capstone Green Energy Corporation since August 2023. As discussed above, Mr. Flexon brings both directorship and executive leadership in finance and accounting in the energy, chemicals and oil and gas sectors, plus safety, workforce organization, and turnarounds.

●	Chief Financial Officer – John J. Juric: Mr. Juric, a Certified Public Accountant, has more than 25 years of experience in finance and business management, including serving as Capstone Green Energy Corporation’s CFO since March 2023. Before joining Capstone, Mr. Juric held several senior finance positions in prominent industries including: USALCO, LLC; Fiberweb, PLC; CIBA Specialty Chemicals; and Arco Chemical Company.

1~~The~~Finally, on the Effective Date, the directors and officers of Reorganized PrivateCo ~~will be filed as soon as reasonably practicable prior to the Confirmation Hearing.~~shall be as follows:

●	Executive Director and Marketing Manager – Maria Silva: Ms. Silva is the former Marketing Manager of Capstone Green Energy Corporation and has been at Capstone for nearly 12 years.

●	Director – Matt Carter: Mr. Carter is a Vice President at Goldman Sachs and a senior member of the private credit investing team within Goldman Sachs Asset and Wealth Management. Prior to joining Goldman Sachs in 2014, Mr. Carter worked at Barclays Capital and began his career at Lehman Brothers. Mr. Carter earned a B.S. in Economics from the Spears School of Business at Oklahoma State University.

21An executive search for a permanent President and Chief Executive Officer of the Reorganized Debtors is

4

currently underway but has not yet been completed. The Debtors expect the search to be completed following the Effective Date.

5

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Exhibit G

Organizational Documents of the Reorganized Debtors

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

among

CAPSTONE GREEN ENERGY LLC

and

THE MEMBERS NAMED HEREIN

dated as of

[●], 2023

TABLE OF CONTENTS

ARTICLE I DEFINITIONS6

Section 1.01 Definitions.6

Section 1.02 Interpretation.21

ARTICLE II ORGANIZATION21

Section 2.01 Formation.21

Section 2.02 Name.22

Section 2.03 Principal Office.22

Section 2.04 Registered Office; Registered Agent.22

Section 2.05 Purpose; Powers.22

Section 2.06 Term.22

Section 2.07 No State-Law Partnership.22

ARTICLE III UNITS23

Section 3.01 Units Generally.23

Section 3.02 Authorization and Issuance of Preferred Units.23

Section 3.03 Authorization and Issuance of Common Units.23

Section 3.04 Other Issuances.23

Section 3.05 No Unit Certificates.24

Section 3.06 Conversion of Preferred Units.24

Section 3.07 Redemption of Preferred Units.25

Section 3.08 Breaches; Failure to Effect Redemption.26

ARTICLE IV MEMBERS27

Section 4.01 Admission of New Members.27

Section 4.02 Representations and Warranties of Members.27

Section 4.03 No Personal Liability.29

Section 4.04 No Withdrawal.29

Section 4.05 Voting.29

Section 4.06 Matters Requiring Approval of Preferred Requisite Members.29

Section 4.07 Meetings of Members.32

Section 4.08 Quorum; Required Vote.33

Section 4.09 Action Without Meeting.33

Section 4.10 Power of Members.33

Section 4.11 Other Activities of Members; Business Opportunities.34

Section 4.12 No Interest in Company Property.34

ARTICLE V CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS34

Section 5.01 Initial Capital Contributions.34

Section 5.02 Additional Capital Contributions.34

Section 5.03 Maintenance of Capital Accounts.34

Section 5.04 Succession Upon Transfer.35

Section 5.05 Negative Capital Accounts.35

Section 5.06 No Withdrawal.35

Section 5.07 Treatment of Loans from Members.35

Section 5.08 Modifications.36

ARTICLE VI ALLOCATIONS36

Section 6.01 Allocation of Net Income and Net Loss.36

Section 6.02 Regulatory and Special Allocations.36

Section 6.03 Tax Allocations.37

Section 6.04 Allocations in Respect of Transferred Units.38

Section 6.05 Curative Allocations.38

ARTICLE VII DISTRIBUTIONS39

Section 7.01 General.39

Section 7.02 Distributions.39

Section 7.03 Tax Advances.39

Section 7.04 Distributions in Kind.40

ARTICLE VIII MANAGEMENT40

Section 8.01 Establishment and Authority of the Board.40

Section 8.02 Board Composition.41

Section 8.03 Board Observer Right.41

Section 8.04 Removal; Resignation.41

Section 8.05 Meetings of the Board.42

Section 8.06 Quorum; Manner of Acting.42

Section 8.07 Action By Written Consent.43

Section 8.08 Officers.43

Section 8.09 Compensation and Reimbursement of Managers; No Employment.43

Section 8.10 Other Activities of Managers; Business Opportunities.44

Section 8.11 No Personal Liability.44

ARTICLE IX PREEMPTIVE RIGHTS44

Section 9.01 Preemptive Right.44

ARTICLE X TRANSFER47

Section 10.01 General Restrictions on Transfer.47

Section 10.02 Permitted Transfers.49

Section 10.03 Right of First Refusal.49

Section 10.04 Change of Control Repurchase Right.51

Section 10.05 Tag-Along Rights.51

Section 10.06 Right of First Offer.54

ARTICLE XI ACCOUNTING; REPORTING; TAX MATTERS54

Section 11.01 Financial Statements.54

Section 11.02 Inspection Rights.55

Section 11.03 Budget.55

Section 11.04 Partnership Representative.55

Section 11.05 Tax Returns.57

Section 11.06 Company Funds.57

ARTICLE XII DISSOLUTION AND LIQUIDATION57

Section 12.01 Events of Dissolution.57

Section 12.02 Effectiveness of Dissolution.58

Section 12.03 Liquidation.58

Section 12.04 Liquidation Preference.59

Section 12.05 Cancellation of Certificate.59

Section 12.06 Survival of Rights, Duties, and Obligations.60

Section 12.07 Recourse for Claims.60

ARTICLE XIII EXCULPATION AND INDEMNIFICATION60

Section 13.01 Standard of Care; Duties; Reliance On Information.60

Section 13.02 Indemnification.61

Section 13.03 Survival.64

ARTICLE XIV MISCELLANEOUS64

Section 14.01 Confidentiality.64

Section 14.02 Expenses.65

Section 14.03 Further Assurances.65

Section 14.04 Notices.65

Section 14.05 Headings.66

Section 14.06 Severability.66

Section 14.07 Entire Agreement.66

Section 14.08 Successors and Assigns.66

Section 14.09 No Third-Party Beneficiaries.66

Section 14.10 Amendment.66

Section 14.11 Waiver.67

Section 14.12 Governing Law.67

Section 14.13 Submission to Jurisdiction.67

Section 14.14 Waiver of Jury Trial.67

Section 14.15 Equitable Remedies.68

Section 14.16 No Impairment of Rights.68

Section 14.17 Attorneys’ Fees.68

Section 14.18 Remedies Cumulative.68

Section 14.19 Counterparts.68

Section 14.20 Independent Counsel.68

Section 14.21 Representations and Warranties of the Company.69

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement of Capstone Green Energy LLC, a Delaware limited liability company (the “Company”), is entered into as of [●], 2023, by and among the Company, the Members executing this Agreement as of the date hereof (collectively, the “Initial Members”), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 16, 2023 (the “Certificate of Formation”);

WHEREAS, Capstone Green Energy Corporation (“Capstone”) entered into a Limited Liability Company Agreement of the Company on October 16, 2023 (the “Original Agreement”);

WHEREAS, Capstone desires to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement;

WHEREAS, pursuant to the steps described in the Plan (as defined below), (i) all liabilities and assets of Capstone (other than (x) the stock of Capstone Turbine International, Inc., (y) those liabilities and assets directly related to the Retained Assets (as defined in the Plan) and described in the Plan and (z) obligations under the DIP Financing Agreement (as defined below) and Pre-Petition Secured Debt (as defined in the Plan)) were transferred to the Company, and (ii) the Common Units (defined below) and Preferred Units (as defined below) were issued to Capstone.

WHEREAS, pursuant to the steps described in the Plan, Capstone contributed 100% of the Common Units to Capstone Turbine International, Inc., which was re-named Capstone Green Energy Holdings, Inc., and Capstone retained 100% of the Preferred Units.

WHEREAS, the Members wish to enter into this Agreement setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions
Section 1.01Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Acceptance Notice” has the meaning set forth in Section 9.01(c).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1), and 1.704-2(i); and
(b)debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (a) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect members of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years; and (b) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise. Notwithstanding the foregoing, the term “Affiliate,” (a) when used with respect to the Preferred Members and their Affiliates, shall not, for purposes of this Agreement, include the other Members, Reorganized PublicCo and its Subsidiaries, and their respective Affiliates and (b) when used with respect to Reorganized PublicCo and its Affiliates, shall not, for purposes of this Agreement, include the Preferred Members and the Preferred Members’ Subsidiaries and respective Affiliates. Whenever a Subsidiary or controlled Affiliate of a Person agrees to take any action or omit to take any action hereunder, such Person shall cause such Subsidiary or controlled Affiliate to take such action or omit to take such action.

“Aggregate Purchase Price” means $10,449,863.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented, or restated from time to time, as provided herein.

“Anti-Corruption and Anti-Bribery Laws” means any and all applicable requirements of law related to anti-corruption or anti-bribery matters, including the United States Foreign Corrupt Practices Act of 1977.

“AML Laws” means any and all applicable requirements of law related to engaging in, financing, or facilitating terrorism or money laundering, including the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq.), Executive Order 13224 (effective September 24, 2001) and each of the laws, regulations, and executive orders administered by OFAC (31 C.F.R., Subtitle B, Chapter V).

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Appraiser” means an independent nationally recognized third-party appraisal firm, mutually acceptable and designated by the Board and Preferred Requisite Members promptly following the date on which an appraisal or valuation by an Appraiser is required under this Agreement. The selected firm shall have the authority and responsibility to conduct an independent appraisal or valuation as required under this Agreement.

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay their debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) upon the entry of an order, judgment, or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“BBA” means the Bipartisan Budget Act of 2015.

“Board” has the meaning set forth in Section 8.01.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a)the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;
(b)immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;
(c)the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:
(i)the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;
(ii)the acquisition of an additional Membership Interest in the Company by a new or existing Member in exchange for the provision or performance of services to or for the benefit of the Company;

(iii)the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company;
(iv)the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and
(v)the exercise of a noncompensatory option to the extent required by Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(1),

provided, that an adjustment pursuant to clauses (i), (ii), (iii), (iv) or (v) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d)the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and
(e)if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“Breach” means a breach of any provision of the Governing Documents or the Registration Rights Agreement, the result of which is that the Preferred Members or the rights and preferences of the Preferred Units are materially and adversely affected.

“Budget” has the meaning set forth in Section 11.03.

“Business” has the meaning set forth in Section 2.05(a).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

“Business Opportunity” has the meaning set forth in Section 8.10(b).

“Capital Account” has the meaning set forth in Section 5.03.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Capstone” has the meaning set forth in the Recitals.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control” has the meaning set forth in Section 12.04(b).

“Code” means the Internal Revenue Code of 1986.

“Common Member” means a Member that holds Common Units.

“Common Requisite Members” means the holders of a majority of the Common Units held by the Common Members.

“Common Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable, or exercisable for Common Units, and any option, warrant, or other right to subscribe for, purchase, or acquire Common Units.

“Common Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Common Units” in this Agreement.

“Common Units Deemed Outstanding” means at any given time, the sum of (a) the number of Common Units actually outstanding at such time, plus (b) the number of Common Units reserved for issuance at such time under option or other equity or equity-linked incentive plans, regardless of whether the Common Units are actually subject to outstanding options at such time or whether any outstanding options are actually exercisable at such time, plus (c) the number of Common Units issuable upon exercise of any other options (other than options described in clause (b) above) actually outstanding at such time, plus (d) the number of Common Units issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options actually outstanding at such time), in each case, regardless of whether the options or convertible securities are actually exercisable, convertible or exchangeable at such time.

“Company” has the meaning set forth in the Preamble.

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Company” for the term “partnership” as the context requires.

“Company Subsidiary” means a Subsidiary of the Company.

“Competitor” means any Person engaged, directly or indirectly, in whole or in part (including through any Subsidiary, joint venture or other similar arrangement, or other Person), in any material aspect of the Business; provided, however, that any financial investment firm, fund, or collective investment vehicle that, together with its Affiliates, holds less than 15.0000% of the outstanding equity interests of any Competitor and that does not, nor does any of its Affiliates, designate or have a right to designate, any members of its board of directors, board of managers, or similar governing body shall not constitute a Competitor.

“Confidential Information” has the meaning set forth in Section 14.01.

“Court of Chancery” means the Court of Chancery of the State of Delaware.

“Covered Person” means each (a) Member, (b) officer, director, equity holder, direct and indirect partner (including partners of partners and equity holders and members of partners), member, manager, officer, Affiliate, employee, agent, or representative of a Member, and each of their controlling Affiliates and anyone who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (c) Manager, Officer, employee, agent, or representative of the Company, (d) Partnership Representative and (e) Designated Individual.

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq.

“Designated Individual” has the meaning set forth in Section 11.04(a).

“DIP Financing Agreement” means the Super-Priority Senior Secured Debtor-in-Possession Note Purchase Agreement, as in effect on October 2, 2023, by and among Reorganized PublicCo, the other debtor parties thereto, Broad Street Credit Holdings LLC and Goldman Sachs Specialty Lending Group, L.P. (and not including amendments, supplements or modifications from time to time).

“Distribution” means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units or Unit Equivalents (including pursuant to Section 3.07); (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units. “Distribute” when used as a verb shall have a correlative meaning.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.03(c).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Period” has the meaning set forth in Section 9.01(c).

“Exercising Member” has the meaning set forth in Section 9.01(d).

“Existing Business” means the Business as modified by the Company’s engagement in any new business opportunities, investments or transactions since the date of this Agreement in accordance with the terms and conditions hereof, including Section 4.06(b).

“Exit Facility” means the New Debt Facility (as such term is defined in the Plan), as it may be amended from time to time, and any refinancings thereof.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant; provided, however, with respect to the Preferred Units, “Fair Market Value” means the value on an as-converted to Common Units basis, as agreed upon by the Company and the Preferred Requisite Members, or, if no such agreement is reached, the value established by an Appraiser. If there is a trading market for the equity of Reorganized PublicCo at the time of any Fair Market Value determination of the Preferred Units, such fair market value determination shall be determined by reference to the trading price of such Reorganized PublicCo equity, with appropriate adjustments for customary and appropriate factors.

“Fiscal Year” means each twelve (12) month period ended March 31, which shall also be the Company’s taxable year.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governing Documents” means this Agreement and the Certificate of Formation.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Initial Members” has the meaning set forth in the Preamble.

“Interested Transaction” means any transaction, or series of similar transactions, to which the Company or any of its Affiliates is a party, if such transaction would have required disclosure by a reporting company in accordance with the provisions of Item 404 of Regulation S-K promulgated under the Securities Act, and in which the Restricted Entities will have a direct or indirect material interest.

“Insolvent” means (a) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness or (b) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due.

“Investment Company Act” means the Investment Company Act of 1940.

“Issuance Notice” has the meaning set forth in Section 9.01(b).

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature, in each case except for restrictions under Applicable Law.

“Liquidation Event” has the meaning set forth in Section 12.04(b).

“Liquidation Preference” has the meaning set forth in Section 12.04(a).

“Liquidator” has the meaning set forth in Section 12.03(a).

“Losses” has the meaning set forth in Section 13.02(a).

“Manager” has the meaning set forth in Section 8.01.

“Managers Schedule” has the meaning set forth in Section 8.04(d).

“Material Terms” has the meaning set forth in Section 10.06(b).

“Member” means (a) each Initial Member, and (b) each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Indemnitors” has the meaning set forth in Section 13.02(f).

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type, class, or series of Unit or Units held by such Member), as applicable, to (a) such Member’s distributive share of Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Company, (b) such Member’s distributive share of the assets of the Company, (c) vote on, consent to, or otherwise participate in any decision of the Members as provided in this Agreement and (d) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Misallocated Item” has the meaning set forth in Section 6.05.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a)any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;
(b)any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;
(c)any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
(d)any items of depreciation, amortization, and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);
(e)if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss;
(f)to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining

Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and
(g)any items that are allocated pursuant to Section 6.02 shall not be taken into account in computing Net Income and Net Loss.

“New Interests” has the meaning set forth in Section 3.04.

“New Securities” has the meaning set forth in Section 9.01(a).

“Non-Exercising Member” has the meaning set forth in Section 9.01(d).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offer Notice” has the meaning set forth in Section 10.06(b).

“Offered Units” has the meaning set forth in Section 10.03(a).

“Offering Member” has the meaning set forth in Section 10.03(a).

“Offering Member Notice” has the meaning set forth in Section 10.03(b)(i).

“Officers” has the meaning set forth in Section 8.08.

“Original Agreement” has the meaning set forth in the Recitals.

“Over-Allotment Exercise Period” has the meaning set forth in Section 9.01(d).

“Over-Allotment Notice” has the meaning set forth in Section 9.01(d).

“Participation Units” has the meaning set forth in Section 10.05(c)(i).

“Partnership Representative” has the meaning set forth in Section 11.04(a).

“Percentage Interest” means, for any Member (treating the Preferred Units and Common Units as one class of Units, on an as-converted basis), the number of Common Units Deemed Outstanding held by such Member (treating the Preferred Units as Common Units, on an as-converted basis) divided by the total number of Common Units Deemed Outstanding (treating the Preferred Units as Common Units, on an as-converted basis), expressed as a percentage.

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 10.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms and the terms of the Transaction Support Agreement, and including all exhibits and supplements thereto).

“Preferred Member” means a Member holding Preferred Units.

“Preferred Requisite Members” means the holders of a majority of the Preferred Units held by the Preferred Members.

“Preferred Units” means the Units having the privileges, preference, duties, liabilities, obligations, and rights specified with respect to “Preferred Units” in this Agreement.

“Preferred Units Redemption Period” means the six (6) months following the sixth (6th) anniversary of the effective date of this Agreement.

“Pro Rata Portion” means, with respect to any Member, on any issuance date for New Securities, the number of New Securities equal to the product of (a) the total number of New Securities to be issued by the Company on such date and (b) such Member’s Percentage Interest on such date immediately prior to such issuance.

“Proposed Transferee” has the meaning set forth in Section 10.05(a).

“Prospective Purchaser” has the meaning set forth in Section 9.01(b).

“Public Official” means any person holding an elected or appointed office and any other officer or employee of a government or a department, agency, instrumentality or part thereof (including a state-owned or -controlled enterprise or a joint venture / partnership with a government entity), any officer or employee of a public international organization or a political party, and any candidate for political office; or any person exercising a public function or acting in an official capacity for or on behalf of any of the foregoing.

“Purchasing Member” has the meaning set forth in Section 10.03(c)(i).

“Qualified Public Offering” means the Company’s (or its successor’s) first underwritten offering to the public pursuant to an effective registration statement under the Securities Act; provided that (a) such registration statement covers the offer and sale of Common Units the aggregate gross proceeds of which attributable to sales for the account of the Company (after payment of underwriters’ discounts and commissions) exceed $100,000,000.00, and (b) the Common Units are listed for trading on the New York Stock Exchange or the Nasdaq Stock Market (or, in each case, any successor market thereto).

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all Tax Advances previously made during such Fiscal Year to such Member.

“Redemption Breach” has the meaning set forth in Section 3.08(b).

“Redemption Date” means the date on which the Redemption Price is paid pursuant to a Redemption Request.

“Redemption Deadline” means the date one hundred and eighty (180) days following a redemption election.

“Redemption Exceptions” means any event in which the Company is not permitted to make payment of the Redemption Price to any Preferred Member because (a) such payment is prohibited by Section 18-607 of the Delaware Act or (b) the Company is, or by payment of the Redemption Price would be, Insolvent.

“Redemption Notice” has the meaning set forth in Section 3.07(a).

“Redemption Price” has the meaning set forth in Section 3.07(a).

“Registration Rights Agreement” means the registration rights agreement, dated as of the date of this Agreement, by and between the Company and the Preferred Members.

“Regulatory Allocations” has the meaning set forth in Section 6.02(e).

“Regulatory Requirement” has the meaning set forth in Section 13 of Annex A.

“Reorganized PrivateCo” means Capstone as of the consummation of the Plan.

“Reorganized PrivateCo Entities” means Reorganized PrivateCo and Reorganized PrivateCo’s Affiliates other than, for the avoidance of doubt, the Company, the Company Subsidiaries, Reorganized PublicCo and any other Subsidiaries of Reorganized PublicCo.

“Reorganized PrivateCo Services Agreement” means [●].

“Reorganized PublicCo” means Capstone Turbine International, Inc. as of the consummation of the Plan.

“Reorganized PublicCo Approved Sale” has the meaning set forth in Section 10.04.

“Reorganized PublicCo Services Agreement” means [●].

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Restricted Entities” means the Company, its Subsidiaries and controlled Affiliates.

“Restricted Transaction” has the meaning set forth in Section 10.06(b).

“Revised Partnership Audit Rules” has the meaning set forth in Section 11.04(a).

“ROFO Exercise Period” has the meaning set forth in Section 10.06(c).

“ROFO Offer” has the meaning set forth in Section 10.06(b).

“ROFO Offeror” has the meaning set forth in Section 10.06(b).

“ROFR Notice Period” has the meaning set forth in Section 10.03(b)(i).

“ROFR Offer Notice” has the meaning set forth in Section 10.03(b)(i).

“ROFR Rightholders” has the meaning set forth in Section 10.03(a).

“Sale Notice” has the meaning set forth in Section 10.05(c).

“Sanctioned Person” has the meaning set forth in Section 1(b) of Annex A.

“Sanctioned Territory” has the meaning set forth in Section 1(b) of Annex A.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, U.S. Department of State, or U.S.

Department of Commerce, or (b) the United Nations Security Council, the European Union (“EU”) or any EU member state, His Majesty’s Treasury of the United Kingdom.

“Secretary of State” has the meaning set forth in the Recitals.

“Section 13(r)” means Section 13(r) of the Exchange Act.

“Securities Act” means the Securities Act of 1933.

“Selling Member” has the meaning set forth in Section 10.05(a).

“SEF” means a swap execution facility as defined in CFTC Regulation 40.1(f).

“Shared Representative” has the meaning set forth in Section 14.01.

“Shortfall Amount” has the meaning set forth in Section 7.03(b).

“Specified Indemnified Persons” has the meaning set forth in Section 13.02(f).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a managing member, manager or managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity.

“Tag-Along Member” has the meaning set forth in Section 10.05(a).

“Tag-Along Notice” has the meaning set forth in Section 10.05(d)(ii).

“Tag-Along Period” has the meaning set forth in Section 10.05(d)(ii).

“Tag-Along Portion” has the meaning set forth in Section 10.05(d)(i).

“Tag-Along Sale” has the meaning set forth in Section 10.05(a).

“Tax Advance” has the meaning set forth in Section 7.03(a).

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to such Member’s Units.

“Tax Contest” has the meaning in Section 11.04(b).

“Tax Rate” of a Member, for any period, means the highest marginal blended federal, state, and local tax rate applicable to ordinary income, qualified dividend income, or capital gains, as appropriate, for such period for a corporation in New York, New York or Los Angeles, California, whichever is higher.

“Third-Party Purchaser” means any Person who is not the Company or a wholly owned Company Subsidiary.

“Transaction Support Agreement” means the transaction support agreement, dated September 27, 2023, by and among Reorganized PublicCo and Broad Street Credit Holdings LLC.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unallocated Item” has the meaning set forth in Section 6.05.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types, classes, and series of Units, including the Preferred Units and the Common Units; provided, that any type, class, or series of Unit shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement with respect to such type, class, or series of Unit and the Membership Interests represented by such type, class, or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable, or exercisable for Units, including any option, warrant, or other right to subscribe for, purchase, or acquire Units.

“Unrestricted Entities” means Reorganized PublicCo, its Subsidiaries and controlled Affiliates, other than any of the Restricted Entities.

“Voting Members” has the meaning set forth in Section 4.07(b).

“Voting Units” has the meaning set forth in Section 4.07(a).

Section 1.02Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and gender-neutral forms. Unless the context otherwise requires, references herein: (i) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fourth decimal place, except in respect of payments, which shall be rounded down to the nearest whole United States cent.

ARTICLE II
Organization
Section 2.01Formation.
(a)The Company was formed on October 16, 2023, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State. This Agreement amends, restates, and supersedes the Original Agreement in its entirety.
(b)This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control; provided that, notwithstanding the foregoing, none of Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”), Section 18-305(a) of the Delaware Act (entitled “Access to and confidentiality of information records”) or Section 18-604 (entitled “Distribution upon resignation”) shall apply to or be incorporated into this Agreement and each Member hereby expressly waives any and all rights under each such section of the Delaware Act.
Section 2.02Name. The name of the Company is “Capstone Green Energy LLC” or such other name or names as the Board may from time to time designate and file with the Secretary of State in accordance with the Delaware Act; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC.” The Board shall give prompt notice to each of the Members of any change to the name of the Company.
Section 2.03Principal Office. The principal office of the Company is located at 16640 Stagg Street, Van Nuys, CA 91406, or such other place as may from time to time be determined by the Board. The Board shall give prompt notice of any such change to each of the Members.
Section 2.04Registered Office; Registered Agent.
(a)The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.
(b)The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.
Section 2.05Purpose; Powers.

(a)The purpose of the Company is to engage, directly or indirectly through one or more Restricted Entities, in (i) the manufacturing, sales, lease, parts supply and operational support services of microturbine energy systems for microgrid solutions and on-site energy (the “Business”), (ii) any and all such activities as may, subject to the provisions of Section 4.06 as applicable, be determined by the Board, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act, and (iii) any and all lawful activities necessary or incidental thereto.
(b)The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.
Section 2.06Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.
Section 2.07No State-Law Partnership. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent applicable, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member, Manager, or Officer of the Company shall be a partner or joint venturer of any other Member, Manager, or Officer of the Company, for any purposes other than as set forth in the first two sentences of this Section 2.07.
ARTICLE III
Units
Section 3.01Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes, or series. Each type, class, or series of Units shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Board shall maintain a schedule of all Members, their respective mailing addresses, and the amount and type, class, or series of Units held by them (the “Members Schedule”), and shall have the authority to update the Members Schedule upon the issuance or Transfer of any Units in accordance with this Agreement, without the consent of any other Person. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A. Absent manifest error, the ownership interests recorded on the Members Schedule shall be conclusive record of the Units that have been issued and are outstanding. Any reference in this Agreement to the Members Schedule shall be deemed a reference to the Members Schedule as amended and in effect from time to time. The Company may issue fractional Units.
Section 3.02Authorization and Issuance of Preferred Units. The Company is hereby authorized to issue up to [10,449,863] Units designated as Preferred Units. As of the date hereof, [10,449,863] Preferred Units are issued and outstanding to the Preferred Members in the amounts set forth on the Members Schedule opposite each such Preferred Member’s name.

Section 3.03Authorization and Issuance of Common Units. The Company is hereby authorized to issue up to [66,182,466] Units designated as Common Units. As of the date hereof, [27,866,301] Common Units are issued and outstanding to the Common Members in the amounts set forth on the Members Schedule opposite each such Common Member’s name. The Company will reserve and keep available at all times, free of preemptive rights, a number of Common Units equal to 37.5000% of the Common Units Deemed Outstanding (as may be adjusted in accordance with Section 3.06(a)(ii)), such Common Units to be reserved solely for the conversion of Preferred Units to Common Units pursuant to Section 3.06.
Section 3.04Other Issuances. In addition to the Preferred Units and Common Units authorized on the date hereof pursuant to Section 3.02 and Section 3.03, the Company is hereby authorized, subject to compliance with the provisions of Section 4.06, Section 9.01, and Section 10.01(b), as applicable, to create, authorize and issue or sell to any Person, for consideration and on other terms and conditions determined by the Board, any of the following (collectively, “New Interests”): (a) any new type, class, or series of Units not otherwise authorized in this Agreement, including Units designated as classes or series of the Preferred Units or Common Units with different rights, privileges, or preferences; and (b) Unit Equivalents; and the Board is hereby authorized to amend this Agreement to reflect any such creation or issuance and to fix the relative privileges, preferences, duties, liabilities, obligations, and rights of any such New Interests, including economic and governance rights (which may be different from, pari passu with, senior to or more favorable than the other existing Units), including the number of such New Interests to be issued, the preference (with respect to Distributions, in liquidation, or otherwise) over any other Units, and any contributions required in connection therewith, in each case, without the approval or consent of any other Person except to the extent required pursuant to this Agreement.
Section 3.05No Unit Certificates. Notwithstanding any provision to the contrary in this Agreement, the Company shall not (a) certificate any Member’s ownership interest in the Company (and any such certificate purporting to evidence such Member’s ownership interest in the Company shall be null and void ab initio) or (b) opt into (or otherwise elect that any Member’s interest in the Company become a security governed by) Article 8 of the Uniform Commercial Code in effect in the State of Delaware.
Section 3.06Conversion of Preferred Units. Preferred Units shall be converted into Common Units in accordance with the following:
(a)A Preferred Member may convert its Preferred Units into Common Units at any time and from time to time as follows:
(i)Upon the written election of a Preferred Member and without payment of any additional consideration, the number of specified Preferred Units shall be converted into the number of Common Units equal to (A) the specified number of Preferred Units divided by the total number of Preferred Units then outstanding, times (B) 37.5000% of the Common Units Deemed Outstanding.
(ii)To the extent some, but not all, of a Preferred Member’s Preferred Units have been converted, the percentage included in Section

3.06(a)(i) shall be proportionally reduced. The same adjustment shall apply for purposes of calculating other as-converted entitlements of the Preferred Units, including voting rights and Distributions, and the Aggregate Purchase Price (for purposes of determining the Liquidation Preference of the remaining unconverted Preferred Units). By way of illustrative example, if 5,249,931.5 Preferred Units are converted, out of 10,449,863 total Preferred Units issued and outstanding (i.e., one-half), the percentage in Section 3.06(a)(i)(B) shall be reduced to 18.7500% (i.e, by one-half).
(b)Procedure for Conversion.
(i)In order for a Preferred Member to convert Preferred Units into Common Units, such Preferred Member shall provide written notice to the Board stating that such Preferred Member elects to convert all or any number of such Preferred Member’s Preferred Units and, if applicable, any event or date on which such conversion is contingent. Such notice shall state such Preferred Member’s name and the names of the nominees in which such Preferred Member wishes the Common Units to be issued.
(ii)The close of business on the date of receipt by the Board, or such other date or time indicated on the notice of conversion, shall be the effective time of conversion, the Common Units issuable upon conversion of the specified Preferred Units shall be deemed to be outstanding of record as of such date, and the Preferred Units converted into such Common Units shall be deemed to be canceled as of such date.
Section 3.07Redemption of Preferred Units.
(a)Optional Redemption; Redemption Date. At any time during the Preferred Units Redemption Period, the Preferred Requisite Members may elect to have all, but not less than all, of the then outstanding Preferred Units redeemed (a “Redemption Request”). In such event, the Company shall redeem, except to the extent any of the Redemption Exceptions applies, all, but not less than all, of the Preferred Units at the Redemption Price. Any election pursuant to this Section 3.07(a) shall be made by written notice from the Preferred Requisite Members to the Company (a “Redemption Notice”). The Preferred Units shall be deemed redeemed only upon receipt of the pro rata portion of the Redemption Price payable to each Preferred Member for such Preferred Member’s percentage of the Preferred Units.
(b)Redemption Price. The aggregate price for Preferred Units redeemed pursuant to a Redemption Notice shall be an amount equal to the greater of (i) the Aggregate Purchase Price, plus declared but unpaid Distributions, or (ii) the Fair Market Value of the Preferred Units on an as-converted to Common Units basis at the time of such redemption (the “Redemption Price”). The aggregate Redemption Price shall be payable in cash by wire transfer of immediately available funds to the Preferred Members on the Redemption Date, on a pro rata basis.

(c)Insufficient Funds. If on a Redemption Date, a Redemption Exception prevents the Company from redeeming all Preferred Units, the Company shall redeem the maximum possible number of Preferred Units from the Preferred Members without triggering any Redemption Exceptions. At any time thereafter when the Redemption Exceptions do not prevent the Company from redeeming Preferred Units that remain issued and outstanding, the Company shall immediately use its funds to redeem the balance of the Preferred Units that the Company became obligated to redeem on the Redemption Date (but which it has not yet redeemed) at the then applicable Redemption Price. Any unredeemed Preferred Units shall remain outstanding and entitled to all of their rights and preferences.
(d)Capital Raise. The Company may, following the receipt of a Redemption Notice, raise new capital, including by incurring indebtedness or issuing equity, to fund the Redemption Price. Notwithstanding anything in this Agreement to the contrary, (i) no Preferred Member shall have any consent rights pursuant to Section 4.06 or preemptive rights pursuant to Section 9.01 following the Redemption Request, solely with respect to any capital raised by the Company to fund the Redemption Price; provided that all of the Preferred Units are redeemed contemporaneously with, and as a condition to, the consummation of such capital raise and (ii) no Preferred Member shall have the consent right set forth in Section 4.06(a)(viii) in respect of the refinancing of any indebtedness to the Preferred Members or their Affiliates in connection with the maturity or acceleration thereof, solely with respect to the repayment of such indebtedness; provided that all such indebtedness is repaid contemporaneously with, and as a condition to, the consummation of such refinancing.
(e)Regulatory Redemption. Notwithstanding anything to the contrary in this Agreement, at any time and in the Preferred Requisite Members’ sole discretion, the Preferred Requisite Members may elect for the Company to redeem all, but not less than all, of the Preferred Members’ outstanding Preferred Units, Common Units and any other class of Units, in each case for an aggregate purchase price of $1.00 for each class of Units.
Section 3.08Breaches; Failure to Effect Redemption.
(a)In the event of a Breach that is not cured within thirty (30) days of the written notice of such Breach from the Preferred Requisite Members to the Board, then (i) the Preferred Units shall be entitled to mandatory preferential Distributions at a per annum rate equal to 10.0000% of the Redemption Price determined on the date of such Breach, increasing by 1.0000% at the end of each three-month period thereafter (provided that in no event shall such rate exceed 16.0000%), commencing on such thirtieth (30th) day and continuing until the Breach is cured (provided that the payments of Distributions shall be in cash and subject to the Redemption Exceptions), and (ii) if such Breach is not cured within twelve (12) months of a written notice of such Breach from the Preferred Requisite Members to the Board, the Preferred Requisite Members may initiate and effect a financing transaction (which may include a sale of the Company) to redeem the Preferred Units; provided that such redemption may be consummated only on or after the second (2nd) anniversary of this Agreement and that any such financing transaction (or sale of the Company) is on terms reasonably acceptable to the Board.

(b)In the event that the Company does not timely satisfy in full, in cash, a Redemption Request and such failure continues beyond the Redemption Deadline (a “Redemption Breach”), then (i) the Preferred Units shall be entitled to mandatory preferential Distributions at a per annum rate equal to 10.0000% of the Redemption Price determined on the date of such Redemption Breach, increasing by 1.0000% at the end of each three-month period thereafter (provided that in no event shall such rate exceed 16.0000%), commencing on the Redemption Deadline and continuing until the Redemption Price is paid (provided that the payments of Distributions shall be in cash and subject to the Redemption Exceptions), and (ii) if such Redemption Breach is not cured within twelve (12) months of the Redemption Deadline, the Preferred Requisite Members may initiate and effect a financing transaction (which may include a sale of the Company) to redeem the Preferred Units; provided that such redemption may be consummated only on or after the second (2nd) anniversary of this Agreement and that any such financing transaction (or sale of the Company) is on terms reasonably acceptable to the Board.
(c)Without prejudice to the remedies to which the Preferred Members are entitled pursuant to Section 3.08(b), if the Company is unable to satisfy a Redemption Request in full, in cash, by the Redemption Deadline due to a Redemption Exception, then the Company shall pursue in good faith a financing transaction for the purpose of raising sufficient funds to effectuate such redemption in compliance with the Redemption Exceptions. For the avoidance of doubt, unless there is a change in Applicable Law, if any financing transaction (or sale of the Company) constitutes a sale of all or substantially all of the assets of Reorganized PublicCo, such financing transaction (or sale of the Company) shall be subject to approval by Reorganized PublicCo’s Board and stockholders.
ARTICLE IV
Members
Section 4.01Admission of New Members.
(a)New Members may be admitted from time to time in connection with (i) an issuance of Units by the Company in accordance with the provisions of this Agreement, including the provisions of Section 4.06, Section 9.01, and Section 10.01(b), as applicable, and (ii) a Transfer of Units, subject to compliance with the provisions of ARTICLE X, and in either case, following compliance with the provisions of Section 4.01(b).
(b)In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units (including a Permitted Transfer), such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions as may reasonably be deemed necessary or appropriate by the Board, including, if applicable, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued their Units. The Board may also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03 or Section 5.04, without the consent of any other Person.

Section 4.02Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:
(a)The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, and cannot be disposed of or otherwise Transferred unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;
(b)Such Member (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act and (ii) agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units;
(c)Such Member’s Units are being acquired for such Member’s own account solely for investment and not with a view to resale or distribution to the public or public offering thereof;
(d)Such Member has been advised to obtain independent counsel to advise such Member individually in connection with the drafting, preparation, negotiation, or review of this Agreement and, if applicable, the Joinder Agreement. Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Restricted Entities and such Member acknowledges having been provided adequate access to the personnel, properties, premises, and records of the Restricted Entities for such purpose;
(e)The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Restricted Entities that may have been made or given by any other Member or the Company or by any of its Affiliates or Representatives;
(f)Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;
(g)Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;
(h)The execution, delivery, and performance of this Agreement or the Joinder Agreement by such Member (i) if it is an entity, have been duly authorized by all requisite entity action on the part of such Member and do not require such Member to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Member; (B) if such Member is an entity, its governing documents; or

(C) any agreement or instrument to which such Member is a party or by which such Member is bound;
(i)This Agreement is valid, binding, and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);
(j)Neither the issuance of any Units to such Member nor any provision contained herein will entitle such Member to remain in the employment of or other service to the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate such Member’s employment or other service at any time for any reason, other than as otherwise expressly provided herein or in such Member’s employment, service, or other similar agreement with the Company or any of its Affiliates, if applicable;
(k)no other Member has acted as an agent of such Member in connection with making its investment hereunder and no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder;
(l)the Units were not offered to such Member by means of general solicitation or general advertising; and
(m)Such Member is subject to the applicable representations, warranties, covenants, agreements and obligations set forth in Annex A and Annex B hereto.
Section 4.03No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of any Restricted Entity or another Member, whether arising in contract, tort, or otherwise, solely by reason of being a Member.
Section 4.04No Withdrawal. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member. A Member shall cease to be a Member as a result of the Bankruptcy of such Member or any other/any event specified in Section 18-304 of the Delaware Act.
Section 4.05Voting. Except as otherwise provided by this Agreement (including Section 4.06, Section 8.02, and Section 14.10) or as otherwise required by the Delaware Act or other Applicable Law:
(a)each Common Member shall be entitled to one vote per Common Unit on all matters upon which the Members have the right to vote under this Agreement; and

(b)the Preferred Units shall entitle the Preferred Members to vote on any matters required or permitted to be voted on by the Members on an as-converted basis. Each outstanding Preferred Unit shall be entitled to a number of votes (including fractional votes) equal to the number of Common Units (including fractional units) into which such Preferred Unit is then convertible.
Section 4.06Matters Requiring Approval of Preferred Requisite Members.
(a)Approval of the Preferred Requisite Members (which, for the avoidance of doubt, may be granted by written notice without a meeting of the Preferred Members in accordance with Section 4.09) will be required with respect to any Restricted Entity (or Reorganized PublicCo, to the extent specifically noted), in connection with any of the following (whether by merger or otherwise):
(i)any alteration or change in the rights, preferences or privileges of the Preferred Units or amendment to any of the Governing Documents;
(ii)any change in corporate form, including conversion to a corporation;
(iii)increasing the authorized number of Preferred Units;
(iv)issuing Common Units or Common Unit Equivalents, or the sale by Reorganized PublicCo of Common Units or Common Unit Equivalents, to any Person or group of Persons (in each case other than to Reorganized PublicCo) such that after the issuance or sale, as applicable, such Person or group of Persons would own an aggregate number of Common Units (or the right to such Common Units under certain Common Unit Equivalents) in excess of 25.0000% of the actually outstanding Common Units on the date of this Agreement; provided that any Transfer of Common Units by Reorganized PublicCo in favor of or for the benefit of the loan parties or their affiliates under the Exit Facility shall not be subject to the approval requirements of this Section 4.06(a)(iv);
(v)creating any new class of units having preference over, or on parity with, the Preferred Units;
(vi)authorizing, issuing or reclassifying any securities, including any Membership Interests, issued by any Restricted Entity, other than issuances of Common Units by the Company to Reorganized PublicCo;
(vii)selling, issuing, sponsoring, creating or distributing any digital tokens, cryptocurrency or other blockchain-based assets;
(viii)incurring or issuing, in a single or a series of related transactions, including refinancing, indebtedness exceeding $5,000,000.00 (including all debt, Liens, guarantees, capital leases and negative pledges) other than (A) the indebtedness and related items expressly contemplated by the Transaction Support Agreement, (B) lease or other obligations (and any related notes payable) relating to the rental of equipment to customers or otherwise for energy-as-a-service (EaaS)

business activity and (C) indebtedness and related items of the types permitted under the DIP Financing Agreement (whether or not such DIP Financing Agreement remains in effect);
(ix)declaring or paying any Distribution, or redeeming or acquiring any equity interests of the Company, other than (A) Tax Advances and (B) Distributions from the Company’s Subsidiaries or controlled Affiliates to the Company or its wholly owned Subsidiaries;
(x)any Liquidation Event;
(xi)any acquisition of any business (whether by stock or asset purchase, merger, consolidation or otherwise), ownership of any equity securities in any Person other than a wholly owned Subsidiary, or entry into any joint venture arrangement;
(xii)any public offering or direct listing on a national securities exchange;
(xiii)any merger or other similar transaction which results in the Company’s (or its successor’s) equity interests being listed or quoted for trading on an exchange or otherwise subject to registration;
(xiv)commencing, settling, defending or making any material decisions with respect to any material settlement or litigation (including with respect to any material Tax Contest);
(xv)any material change in the nature of the Existing Business; and
(xvi)any Interested Transaction except for (A) payments to Common Members in accordance with the terms of the Reorganized PublicCo Services Agreement, which shall not exceed an aggregate amount equal to $2,500,000.00 per Fiscal Year, to be increased on April 1 of each year by an amount equal to the greater of 3.5000% and the Consumer Price Index, as set by the U.S. Bureau of Labor Statistics and available on March 31 of each year; provided, however, that for the Fiscal Year ending March 31, 2024, such amount shall be prorated based on the number of days in such fiscal year following the execution of the Reorganized PublicCo Services Agreement; provided, further, however, that such increase effective on April 1, 2024 shall be equal to 1.7500%, and (B) compensation arrangements.
(b)For the avoidance of doubt, the Unrestricted Entities may not, without the consent of the Preferred Requisite Members, engage in any business opportunities, make any investments or enter into any transactions, including any of the foregoing which are or would reasonably be expected to be within the scope of, or would reasonably be deemed to be beneficial to, the Existing Business; provided that such consent shall not be unreasonably withheld, conditioned or delayed, including in circumstances in which any Unrestricted Entity proposes to engage in any such business opportunities, make any such investments or enter into any such transactions and (i) where the business opportunity, investment or transaction (the “New Opportunity”) would constitute a change in the Existing Business if the Restricted Entities were to engage in such New Opportunity, make such investments or enter into such transactions and the Preferred Requisite Members do not consent to such change following the Company’s request reasonably in advance of such New Opportunity for the Preferred Requisite Members to be able to reasonably consider such request (and in any event no later than ten (10) days after such request is made), or (ii) the New Opportunity is not within the scope of the Existing Business and either (A) the New Opportunity is first presented to the Company, the Company proposes such New Opportunity to the Preferred Requisite Members reasonably in advance of such New Opportunity for the Preferred Requisite Members to be able to reasonably consider such proposal, and the Preferred Members do not agree to fund their proportionate share of the cost thereof within ten (10) days after such New Opportunity is presented, or (B) the New Opportunity is funded entirely with the proceeds of financing transactions by, or through the issuance of securities of, any Unrestricted Entity; provided, however, that such funding shall be subject to Section 4.06(a)(iv), if applicable.
(c)The Preferred Requisite Members shall have the right to approve and authorize the funding of any New Opportunity on behalf of all Preferred Members. Upon approval of a New Opportunity by the Preferred Requisite Members, all Preferred Members must approve, and shall be obligated to participate in the funding of, such New Opportunity.
Section 4.07Meetings of Members.
(a)As used herein, the term “Voting Units” shall mean:
(i)the Common Units, for purposes of calling or holding any meeting of the Members or the Common Requisite Members, as applicable, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases subject to Section 4.06 or otherwise regarding action to be taken by the Common Members under this Agreement; and
(ii)the Preferred Units on an as-converted basis, for purposes of calling or holding any meeting of the Members or the Preferred Members, as applicable, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases including to take any action or conduct any business described in Section 4.06 or otherwise regarding action to be taken by the Members under this Agreement.
(b)Meetings of the Members may be called by (i) the Board, (ii) the Common Requisite Members or (iii) the Preferred Requisite Members. Meetings of the Members may be called by a Member or a group of Members holding more than 10.0000% of the Common Units or Preferred Units. Meetings of the Preferred Members may be called by a Preferred Member or a group of Preferred Members holding more than 10.0000% of the

Preferred Units. Only Members who hold the relevant Voting Units (“Voting Members”) shall have the right to attend meetings of the Members or Preferred Members, as applicable.
(c)Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purpose(s) for which the meeting is called, shall be delivered not fewer than three (3) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.
(d)Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(e)On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.
(f)The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members holding Common Units and Voting Members holding Preferred Units; provided, that the applicable Voting Members shall have been notified of the meeting in accordance with Section 4.07(c); and provided, further, that, notwithstanding anything herein to the contrary, any Preferred Member shall have the right to request removal from the meeting of any Common Member prior to any discussion of business at the meeting for which the Common Units do not have a vote, consent right or approval right. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 4.08Quorum; Required Vote. A quorum of any meeting of the Voting Members shall require the presence in person or by proxy of Members holding a majority of the applicable Voting Units. Subject to Section 4.08, no action at any meeting may be taken by the Members unless the applicable quorum is present. Subject to Section 4.08, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the applicable Voting Units.
Section 4.09Action Without Meeting. Notwithstanding the provisions of Section 4.06 and Section 4.07, any matter that is to be voted on, consented to, or approved by Voting Members may be taken without a meeting, without prior notice, and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which each Member entitled to vote on the action were present and voted; provided, however, that each Member entitled to vote on the action had been provided with not less than three (3) business days’ advance notice prior to the taking of such action without a meeting. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members. The Company shall, within five (5) Business Days following the taking of any such action without a meeting by less than unanimous written consent, provide notice (which notice may be oral, telephonic, or otherwise), together with a copy of the action taken, to those Members who were entitled to vote on such matter but have not consented thereto in writing.
Section 4.10Power of Members. Notwithstanding the foregoing, it is the intent of the Members for all decisions regarding the management of the Company to be made by the Board and not by Member vote; provided, however, that the Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement (including Section 4.06) and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.
Section 4.11Other Activities of Members; Business Opportunities. Each Member and such Member’s Affiliates may, subject to performing their obligations set out in this Agreement (including under Section 4.06(b) and, in the case of a Manager that is an Affiliate of a Member, under Section 8.10(b)) or in any other agreement to which such Member or Affiliate is a party with a Restricted Entity, engage in any other activities, ventures, or businesses, regardless of whether those activities, ventures, or businesses are similar to or competitive with the Business; none of the Members or any of their Affiliates shall be obligated to account to the Company or to any other Member for any profits or income earned or derived from such other unrestricted activities, ventures, or businesses. Except as otherwise provided in Section 4.06(b) and Section 8.10(b) or in any other agreement to which such Member or Affiliate is a party with a Restricted Entity, none of the Members or any of their Affiliates shall be obligated to inform the Company or the other Members of any investment or business opportunity of any type or description.
Section 4.12No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company. All the Company’s assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.
ARTICLE V
Capital Contributions; Capital Accounts
Section 5.01Initial Capital Contributions. Each Initial Member owning Preferred Units or Common Units is deemed to have made the Capital Contribution giving rise to such Initial Member’s initial Capital Account and is deemed to own the number and class of Units, in each case in the amounts set forth opposite such Initial Member’s name on the Members Schedule.

Section 5.02Additional Capital Contributions.
(a)No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the approval of the Board, subject to the applicable provisions of Section 4.06, and in connection with an issuance of Units made in compliance with this Agreement.
(b)No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.
Section 5.03Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:
(a)Each Member’s Capital Account shall be increased by the amount of:
(i)such Member’s Capital Contributions, including such Member’s initial Capital Contribution;
(ii) any Net Income or other item of income or gain allocated to such Member pursuant to ARTICLE VI; and
(iii)any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.
(b)Each Member’s Capital Account shall be decreased by:
(i)the cash amount or Book Value of any property Distributed to such Member pursuant to ARTICLE VII or Section 12.03(c);
(ii)the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to ARTICLE VI; and
(iii)the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
Section 5.04Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to ARTICLE VI, ARTICLE VII, and ARTICLE XII in respect of such Units. Any reference in this Agreement to a Distribution to a Person shall include any Distributions made to a former or Transferor Member in respect of Units Transferred to such Person.

Section 5.05Negative Capital Accounts. In the event that any Member shall have a deficit balance in such Member’s Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.
Section 5.06No Withdrawal. No Member shall be entitled to withdraw any part of such Member’s Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary, or drawing with respect to such Member’s Capital Contributions or Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss, and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, pursuant to ARTICLE VII, ARTICLE XII or otherwise.
Section 5.07Treatment of Loans from Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.
Section 5.08Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.
ARTICLE VI
Allocations
Section 6.01Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (a) the Distributions that would be made to such Member pursuant to Section 12.03(c) if the Company were dissolved, its affairs wound up, and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 12.03(c), to the Members immediately after making such allocations, minus (b) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.
Section 6.02Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a)If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(d)If the amount of Net Losses for any taxable period that would otherwise be allocated to a Member under Section 6.01 would cause or increase an Adjusted Capital Account Deficit of such Member as of the last day of such taxable period, then a proportionate part of such Net Losses, equal to such excess shall be allocated to the other Members, and the remainder of such Net Losses, if any, shall be allocated to such Member. In the event that some but not all of the Members would have or increase an Adjusted Capital Account Deficit as a result of an allocation of Net Losses under Section 6.01, except as otherwise required by the Code and Treasury Regulations, the limitation set forth in this Section 6.02(d) shall be applied on a Member-by-Member basis and Net Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such other Members’ respective Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and thereafter Net Losses shall be allocated in proportion to Percentage Interests.
(e)The allocations set forth in Section 6.02(a), Section 6.02(b), Section 6.02(c) and Section 6.02(d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this ARTICLE VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.
Section 6.03Tax Allocations.
(a)Subject to Section 6.03(b) through Section 6.03(d), all income, gains, losses, and deductions of the Company shall be allocated, for federal, state, and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses, and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)Items of Company taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.
(c)If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(e)Allocations pursuant to this Section 6.03 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions, or other items pursuant to any provisions of this Agreement.
Section 6.04Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of ARTICLE X, Net Income, Net Losses, and other items of income, gain, loss, and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05Curative Allocations. In the event that the Board determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, or deduction is not specified in this ARTICLE VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss, or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Board may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts Distributable to any Member, including the amounts to be Distributed upon the complete liquidation of the Company.
ARTICLE VII
Distributions
Section 7.01General.
(a)Subject to Section 3.08(a), Section 3.08(b), Section 4.06, Section 7.01(b), Section 7.02, Section 7.03, Section 7.04, and except as otherwise expressly provided in ARTICLE XII, the Board shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forgo payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).
(b)Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate Section 18-607 of the Delaware Act or other Applicable Law.
Section 7.02Distributions. After making all Distributions required for a given Fiscal Year under Section 7.03 (giving effect to Section 7.03(d)) and any Distributions required pursuant to Section 3.08(a) and Section 3.08(b), all Distributions determined to be made by the Board shall be made to the Members holding Preferred Units, on an as-converted basis, and Common Units, in each case pro rata based on each Member’s Percentage Interest; provided that, notwithstanding the foregoing, if Distributions are required to be made pursuant to Section 12.03, such Distributions shall be made solely in accordance with Section 12.03(c); provided, further that, notwithstanding the foregoing, Distributions to be made in connection with a Reorganized PublicCo Approved Sale shall be made solely in accordance with Section 10.04.
Section 7.03Tax Advances.
(a)At least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”).
(b)If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.03(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member’s Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the seventy-fifth (75th) day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.03, the Board may apply such Distributions to reduce any Shortfall Amount.
(c)If the aggregate Tax Advances made to any Member pursuant to this Section 7.03 for any Fiscal Year exceed such Member’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.03, except to the extent taken into account as an advance pursuant to Section 7.03(d).
(d)Any Distributions made to a Member pursuant to this Section 7.03 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.
Section 7.04Distributions in Kind.
(a)The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that Tax Advances and any Distributions under Section 3.07, Section 3.08(a) and Section 3.08(b) shall be made only in cash. In any such non-cash Distribution, the securities or other property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or other property would be Distributed among the Members pursuant to Section 7.02, and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance therewith.
(b)Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further transfer of the Distributed securities.
ARTICLE VIII
Management

Section 8.01Establishment and Authority of the Board. A board of managers of the Company (the “Board”) is hereby established and shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 8.02. The business and affairs of the Company shall be managed, operated, and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority, and discretion for, on behalf of, and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, to exercise any rights and powers granted to the Company under this Agreement, and to exercise all power and authority vested in managers under the Delaware Act, in each case subject only to the terms of this Agreement, including Section 4.06. Except as provided in this Agreement, no Manager, acting alone or with any other Managers, in such Manager’s capacity as such, shall have any authority to bind the Company with respect to any matter except pursuant to a resolution authorizing such action that is duly adopted by the Board by the affirmative vote required with respect to such matter pursuant to this Agreement.
Section 8.02Board Composition. The Company and the Members shall take such actions as may be required to ensure that the number of managers constituting the Board is at all times no less than one (1) manager and no greater than three (3) managers. The Board shall be comprised (and the Company and the Members shall take all such necessary actions, including voting all of such Member’s Units, so that the Board is comprised) of individuals designated by the Common Requisite Members from time to time, who shall initially be Robert Flexon and John Juric.
Section 8.03Board Observer Right.
(a)The Preferred Requisite Members shall have the right to appoint one individual as a non-voting observer to the Board (“Board Observer”). The Board Observer shall be entitled to attend all meetings of the Board and any committees of the Board and to receive all information provided to the members of the Board or its committees (including minutes of previous meetings of the Board or such committees); provided, that the Company reserves the right to exclude any such Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith after consultation with outside counsel, that (i) such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, (ii) withholding such materials or so excluding the Board Observer is reasonably necessary due to a direct conflict of interest involving the Board Observer or (iii) the Board Observer is (or is affiliated with) a direct competitor of the Company and access to such materials or attendance at such meeting or portion thereof directly relates to the competitive activities, and, in any such case, the Company advises the Board Observer in writing of such determination; provided, further, that such exclusion shall be limited to the portion of the material or meeting that is the basis for such exclusion and shall not extend to any portion of the material or meeting that does not involve or pertain to such exclusion. For the avoidance of doubt, the Board Observer shall not have voting rights or fiduciary obligations to the Company or its Members (and a Board Observer may be required to enter into a confidentiality agreement if requested by the Board).

(b)At all times, the composition of any board of directors, board of managers, or similar governing body of any Company Subsidiary shall be the same as that of the Board.
Section 8.04Removal; Resignation.
(a)The Common Requisite Members may remove any Manager at any time with or without cause, effective upon written notice to the other Members. Except as set forth in Section 8.04(c), no Manager may be removed except in accordance with this Section 8.04(a).
(b)In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation, or removal of a Manager, the Common Requisite Members shall have the exclusive right to designate an individual to fill such vacancy and the Company and each Member hereby agrees to take such actions as may be required to ensure the election or appointment of any such designee to fill such vacancy on the Board.
(c)A Manager may resign at any time from the Board by delivering such Manager’s written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.
(d)The Board shall maintain a schedule of all Managers with their respective mailing addresses (the “Managers Schedule”), and may update the Managers Schedule upon the appointment, removal, or replacement of any Manager in accordance with Section 8.02 or this Section 8.04, without the consent of any other Person.
Section 8.05Meetings of the Board.
(a)The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company, or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each regular meeting of the Board shall be given to each Manager at least seventy-two (72) hours prior to each such meeting.
(b)Special meetings of the Board shall be held on the call of any two (2) Managers upon at least five (5) days’ written notice (if the meeting is to be held in person) or one (1) day’s written notice (if the meeting is to be held by telephone communications or video conference) to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to such Manager.
(c)Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Section 8.06Quorum; Manner of Acting.
(a)A majority of the Managers serving on the Board present in person or by proxy shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
(b)Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law.
(c)Each Manager shall have one vote on all matters submitted to the Board or any committee thereof. Except as specifically provided otherwise in this Agreement, with respect to any matter before the Board, the affirmative act of a majority of the Managers in attendance at any meeting of the Board at which a quorum is present shall be the act of the Board.
Section 8.07Action By Written Consent. Notwithstanding the provisions of Section 8.05 and Section 8.06, any action required or permitted to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed unanimously by all the Managers. Any such consent shall have the same force and effect as a vote at a meeting of the Board where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State.
Section 8.08Officers. The Board may appoint individuals as officers of the Company (the “Officers”) as the Board deems necessary or desirable to carry on the business of the Company, and the Board may delegate to such Officers, and the Chief Executive Officer may delegate to such Officers other than the Chief Executive Officer, such power and authority as the Board or the Chief Executive Officer, as applicable, deems advisable. Unless the Board or the Chief Executive Officer (for any titles other than Chief Executive Officer) otherwise decides, if the title is one commonly used for officers of a Delaware corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office of a Delaware corporation, subject to any specific delegation of authority and duties made to such Officer by the Board or the Chief Executive Officer, as applicable. No Officer need be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer shall hold office until such Officer’s successor is designated by the Board or until such Officer’s earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the written notice of resignation. Any Officer may be removed by the Board (acting by majority vote of all Managers other than the Officer being considered for removal, if a Manager) with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal, or otherwise, may, but need not, be filled by the Board.
Section 8.09Compensation and Reimbursement of Managers; No Employment.
(a)No Manager shall be compensated for such Manager’s service as a Manager. Each Manager shall be reimbursed for such Manager’s ordinary, necessary, and direct out-of-pocket expenses incurred in the performance of such Manager’s duties as a Manager, pursuant to such policies as may from time to time be established by the Board. Nothing contained in this Section 8.09 shall be construed to preclude any Manager from serving the Company or its Affiliates in any other capacity and receiving reasonable compensation for such services.
(b)This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment by the Company or any of its Affiliates, and nothing herein shall be construed to have created any employment agreement with any Manager.
Section 8.10Other Activities of Managers; Business Opportunities.
(a)Each Manager shall devote so much of such Manager’s time and attention to the business of the Company as such Manager deems appropriate in such Manager’s reasonable discretion. No Manager or Board Observer shall engage in any activity, venture, or business other than those of the Existing Business as a result of or using Confidential Information.
(b)If a Manager is offered or discovers a business opportunity of the type and character that is within the scope of the Existing Business (a “Business Opportunity”), such Manager shall, prior to pursuing such Business Opportunity and subject to Section 4.06(b), offer to the Company the right to pursue such Business Opportunity for the benefit of the Existing Business, regardless of whether such Manager believes any Restricted Entity would be able (financially or otherwise) or willing to pursue such Business Opportunity.
Section 8.11No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Manager or Officer will be obligated personally for any debt, obligation, or liability of any Restricted Entity, whether arising in contract, tort, or otherwise, solely by reason of being a Manager or Officer.
ARTICLE IX
Preemptive Rights
Section 9.01Preemptive Right.
(a)Issuance of New Securities. The Company hereby grants each Preferred Member the right to purchase all or any portion of such Preferred Member’s Pro Rata

Portion, at such Preferred Member’s sole discretion, of 100.0000% of any New Securities that any Restricted Entity may from time to time propose to issue or sell to any party (an “Offeree”). For purposes hereof, “New Securities” shall include any and all new issuances of debt (including by way of incurring loans or issuing debt securities), Units (other than Units that are authorized for issuance on the date hereof) and any Unit Equivalents (other than Unit Equivalents that are authorized for issuance on the date hereof) other than Units or Unit Equivalents issued or sold by any Restricted Entity in connection with: (i) the conversion or exchange of any Unit Equivalents into Units, or the exercise of any warrants or other rights to acquire Units; (ii) any acquisition by any Restricted Entity of any business (whether by stock or asset purchase, merger, consolidation or otherwise) or entry into any joint venture or similar arrangement; (iii) any merger, consolidation, or other business combination involving a Restricted Entity and a Third-Party Purchaser; (iv) the commencement of any public offering or direct listing by a Restricted Entity; (v) any subdivision of Units (by a split of Units or otherwise) or payment of Distributions; (vi) a financing contemplated by Section 3.07(d); or (vii) any issuances of Common Units by the Company to Reorganized PublicCo.
(b)Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities described in Section 9.01(a) to the Preferred Members within five (5) Business Days following any meeting of the Board at which any such issuance or sale is approved and, if required, once approved under Section 4.06. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase New Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:
(i)the number and description of the New Securities proposed to be issued and the percentage of the Company’s Units then outstanding on a fully diluted basis (both in the aggregate and with respect to each class or series of Units proposed to be issued) that such issuance would represent;
(ii)the proposed issuance date, which shall be at least twenty (20) Business Days from the date of the Issuance Notice;
(iii)the proposed purchase price per Unit of the New Securities; and
(iv)if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Board’s good-faith determination of the Fair Market Value thereof.

The Issuance Notice shall also be accompanied by a current copy of the Members Schedule indicating the Members’ holdings of Units in a manner that enables each Member to calculate such Member’s Pro Rata Portion of any New Securities.

(c)Exercise of Preemptive Rights. Each Preferred Member shall for a period of ten (10) Business Days following the receipt of an Issuance Notice (the “Exercise

Period”) have the right to elect irrevocably to purchase all or any portion of such Preferred Member’s Pro Rata Portion of 100.0000% of any New Securities, at the purchase price set forth in the Issuance Notice by delivering a written notice to the Company (an “Acceptance Notice”) specifying the number of New Securities such Preferred Member desires to purchase. The delivery of an Acceptance Notice by a Preferred Member shall be a binding and irrevocable offer by such Preferred Member to purchase the New Securities described therein. The failure of a Preferred Member to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of such Preferred Member’s rights under this Section 9.01 with respect to the purchase of such New Securities, but shall not affect such Preferred Member’s rights with respect to any future issuances or sales of New Securities.
(d)Over-Allotment. No later than five (5) Business Days following the expiration of the Exercise Period, the Company shall notify each Preferred Member in writing of the number of New Securities that each Preferred Member has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-Allotment Notice”). Each Preferred Member exercising its rights to purchase such Preferred Member’s Pro Rata Portion of the New Securities in full (an “Exercising Member”) shall have a right of over-allotment such that if any other Preferred Member has failed to exercise its right under this Section 9.01 to purchase such other Member’s full Pro Rata Portion of the New Securities (each, a “Non-Exercising Member”), such Exercising Member may purchase such Exercising Member’s Pro Rata Portion of such Non-Exercising Member’s allotment by giving written notice to the Company within five (5) Business Days of receipt of the Over-Allotment Notice (the “Over-Allotment Exercise Period”).
(e)Sales to the Prospective Purchaser. Following the expiration of the Exercise Period and, if applicable, the Over-Allotment Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Members declined to exercise the preemptive right set forth in this Section 9.01 at a price that is no less than the applicable per Unit price set forth in the Issuance Notice and on other terms and conditions which are not materially less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that such issuance or sale is closed within forty (40) Business Days after the expiration of the Exercise Period and, if applicable, the Over-Allotment Exercise Period. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Members in accordance with the procedures set forth in this Section 9.01. Notwithstanding anything herein to the contrary, there shall be no liability on the part of the Company, the Board or any Manager or Member if the proposed issuance of New Securities is not consummated for whatever reason except on account of a material breach of this Section 9.01. For the avoidance of doubt, the determination of whether to affect an issuance of New Securities shall be in the sole and absolute discretion of the Board.
(f)Closing of the Issuance. The closing of any purchase by any Preferred Member shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Upon the issuance or sale of any New Securities in accordance with this Section 9.01, the Company shall deliver the New Securities free and clear of any Liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Members and after payment therefor, duly authorized and validly issued. Each Exercising Member shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale, including entering into such additional agreements as may be necessary or appropriate, as determined by the Board.
(g)Emergency Funding. Notwithstanding anything to the contrary set forth herein, the Company may comply with the provisions of this Section 9.01 by first selling to one or more Offerees some or all of the Units contemplated to be sold by the Company and promptly thereafter offering to sell to each Preferred Member the number of such Units such Preferred Member is entitled to purchase pursuant to this Section 9.01. In order to exercise its purchase rights under this Section 9.01(g), a Preferred Member must, within ten (10) Business Days after delivery of written notice from the Company describing in reasonable detail the securities or type of securities being offered, the purchase price thereof, the payment terms and the number of such securities such Preferred Member is eligible to purchase, deliver an irrevocable written notice to the Company setting forth the number of Units that such Preferred Member is electing to purchase (not to exceed its pro rata share). In the event that a Preferred Member elects to purchase Units pursuant to this Section 9.01(g), upon the written request of the Board (in its discretion), within thirty (30) days of such written request, the Offerees shall sell, and the offering of Units to the Offerees shall be conditioned on the Offerees agreeing to sell, to the Company the same number and class of Units acquired by the Offerees in connection with the offering that are purchased by such Preferred Members exercising their rights under this Section 9.01(g) for a price per Unit equal to the original cost thereof (plus any accrued and unpaid preferred yield thereon, if applicable).
ARTICLE X
Transfer
Section 10.01General Restrictions on Transfer.
(a)Each Member acknowledges and agrees that, until the consummation of a Qualified Public Offering, such Member (or any Permitted Transferee of such Member) shall not Transfer any Units or Unit Equivalents except as permitted in accordance with the terms and conditions herein, including those set forth in Section 4.06(a)(iv) and this ARTICLE X, as applicable; provided that all, but not less than all, Preferred Units held by the Preferred Members may be Transferred in one transaction or a series of related transactions only if:
(i)Transferred to the same Transferee (or its Affiliates) as part of the same transaction or series of related transactions, in which case (A) the Preferred

Members shall cause the recipient(s) of such Preferred Units to comply with the terms of this Agreement, and (B) if such recipient(s) are Competitors of Reorganized PublicCo only if first converted into Common Units; or
(ii)Transferred to more than one unaffiliated Transferees as part of the same transaction or series of related transactions, in which case (A) the Preferred Members shall cause the recipients of such Preferred Units to comply with the terms of this Agreement, (B) if such recipients are Competitors of Reorganized PublicCo only if first converted into Common Units, and (C) one transferee must continue to hold a sufficient number of Preferred Units so that such Transferee qualifies as the Preferred Requisite Member.

Notwithstanding the foregoing, a Preferred Member may Transfer less than all of the Preferred Units held by such Preferred Member in one transaction or a series of related transactions to Affiliates of such Preferred Member.

No Transfer of Units or Unit Equivalents to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 4.01(b).

(b)Notwithstanding any other provision of this Agreement (including Section 10.02), prior to the consummation of a Qualified Public Offering, each Member agrees that such Member will not, directly or indirectly, Transfer any of such Member’s Units or Unit Equivalents, and the Company agrees that it shall not issue any Units or Unit Equivalents:
(i)except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units or Unit Equivalents, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;
(ii)if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Code Section 7704(b);
(iii)if such Transfer or issuance would affect the Company’s existence or qualification as a limited liability company under the Delaware Act;
(iv)if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;
(v)if such Transfer or issuance would cause any Restricted Entity to be required to register as an investment company under the Investment Company Act; or
(vi)if such Transfer or issuance would cause the assets of any Restricted Entity to be deemed “Plan Assets” as defined under the Employee Retirement

Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving a Restricted Entity.
(c)Any Transfer or attempted Transfer of any Units or Unit Equivalents in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Units or Unit Equivalents for all purposes of this Agreement.
(d)For the avoidance of doubt, any Transfer of Units or Unit Equivalents permitted by Section 10.02 or made in accordance with the procedures hereof, including those described in this ARTICLE X, as applicable, and purporting to be a sale, transfer, assignment, or other disposal of the entire Membership Interest represented by such Units or Unit Equivalents, inclusive of all the rights and benefits applicable to such Membership Interest as described in the definition of the term “Membership Interest,” shall be deemed a sale, transfer, assignment, or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “Membership Interest,” unless otherwise explicitly agreed to by the parties to such Transfer.
Section 10.02Permitted Transfers. The provisions of Section 10.01(a), Section 10.03, Section 10.05 and Section 10.06 shall not apply to (a) any Transfer by any Member of any such Member’s Units or Unit Equivalents to any Affiliate of such Member or (b) a financing contemplated by Section 3.07(d), as applicable.
Section 10.03Right of First Refusal.
(a)Offered Units. At any time prior to the consummation of a Qualified Public Offering, and subject to the terms and conditions specified in this Section 10.03, each Preferred Member shall have a right of first refusal if any Common Member (the “Offering Member”) receives a bona fide offer that the Offering Member desires to accept to Transfer all or any portion of such Offering Member’s Units (the “Offered Units”). Each time the Offering Member receives an offer for a Transfer of all or any portion of such Offering Member’s Units, the Offering Member shall first make an offering of the Offered Units to the Preferred Members (the “ROFR Rightholders”) in accordance with the following provisions of this Section 10.03 prior to Transferring such Offered Units (other than Transfers that (i) are permitted by Section 10.02 or (ii) are made by a Tag-Along Member upon the exercise of such Tag-Along Member’s participation right pursuant to Section 10.05 after the ROFR Rightholders have declined to exercise their rights in full under this Section 10.03).
(b)Offer Notice.
(i)The Offering Member shall, within five (5) Business Days of receipt of the Transfer offer, give written notice (the “Offering Member Notice”) to the Company and the ROFR Rightholders stating that such Offering Member has received a bona fide offer for a Transfer of such Offering Member’s Units and specifying: (A) the amount of Offered Units to be Transferred by the Offering Member; (B) the name of the Person who has offered to purchase such Offered Units (including, to the extent known by the Offering Member after using commercially reasonable efforts to obtain such information, all parties that, directly or indirectly, hold interests in such Person, unless such Person is a publicly traded company); (C) the purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration; and (D) the proposed date, time, and location of the closing of the Transfer, which shall not be less than sixty (60) days from the date of the Offering Member Notice.
(ii)The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Units to the ROFR Rightholders, which offer shall be irrevocable until the end of the ROFR Notice Period.
(iii)By delivering the Offering Member Notice, the Offering Member represents and warrants to the Company and each ROFR Rightholder that: (A) the Offering Member has full right, title, and interest in and to the Offered Units; (B) the Offering Member has all necessary power and authority to sell such Offered Units as contemplated by this Section 10.03; and (C) the Offered Units are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.
(c)Exercise of the Rights of First Refusal.
(i)Upon receipt of the Offering Member Notice, each ROFR Rightholder shall have ten (10) Business Days (the “ROFR Notice Period”) to elect to purchase all or any portion of the Offered Units by delivering a written notice (a “ROFR Offer Notice”) to the Offering Member and the Company stating that such ROFR Rightholder offers to purchase such Offered Units on the terms specified in the Offering Member Notice. Any ROFR Offer Notice shall be binding upon delivery and irrevocable by the applicable ROFR Rightholder. If more than one ROFR Rightholder delivers a ROFR Offer Notice, each such ROFR Rightholder (the “Purchasing Member”) shall be allocated such ROFR Rightholder’s pro rata share (based on such ROFR Rightholder’s Percentage Interest) of the Offered Units, unless otherwise agreed by such Members. If the ROFR Rightholders do not elect, in the aggregate, to purchase all of the Offered Units from the Offering Member, then the consummation of the Transfer to the Purchasing Member(s) will be deferred until the consummation of the Transfer of the remainder of the Offered Units to the purchaser stated in the Offering Member Notice.
(ii)Each ROFR Rightholder who does not deliver a ROFR Offer Notice during the ROFR Notice Period shall be deemed to have waived all of such ROFR Rightholder’s rights to purchase the Offered Units under this Section 10.03, and the Offering Member shall thereafter, subject to the rights of any Purchasing Member, be free to sell the Offered Units to the purchaser stated in the Offering Member

Notice without any further obligation to such ROFR Rightholder pursuant to this Section 10.03.
(d)Consummation of Sale. If no ROFR Rightholder delivers a ROFR Offer Notice in accordance with Section 10.03(b), then, provided the Offering Member has also complied with the provisions of Section 10.05, to the extent applicable, the Offering Member may, during the sixty (60)-day period immediately following the expiration of the ROFR Notice Period, Transfer all of the Offered Units to the purchaser stated in the Offering Member Notice at a per Unit price that is no greater than the applicable per Unit price set forth in the Offering Member Notice and on other terms and conditions which are not materially more favorable to the Offering Member than those set forth in the Offering Member Notice. Any Offered Units not Transferred within such time period following expiration of the ROFR Notice Period will be subject to the provisions of this Section 10.03 upon subsequent Transfer.
(e)Cooperation. Each Purchasing Member and the Offering Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 10.03, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate by the Offering Member to effectuate such sale and purchase.
(f)Closing. At the closing of any sale and purchase pursuant to this Section 10.03, the Offering Member shall deliver to the Purchasing Member(s) evidence of Transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such Purchasing Member(s) by certified or official bank check or by wire transfer of immediately available funds.
Section 10.04Change of Control Repurchase Right. Following the second (2nd) anniversary of the date of this Agreement, in the event that the Reorganized PublicCo board of directors and stockholders approve a Change of Control of Reorganized PublicCo (a “Reorganized PublicCo Approved Sale”), the Company may, subject to repayment of all Company indebtedness then held by the Preferred Members and their Affiliates, purchase all outstanding Preferred Units in connection with such Reorganized PublicCo Approved Sale at a price equal to the greater of (a) two times the Aggregate Purchase Price, plus declared but unpaid Distributions, or (b) the Fair Market Value of the Preferred Units on an as-converted basis at the time of such Reorganized PublicCo Approved Sale.
Section 10.05Tag-Along Rights.
(a)Participation. Subject to the terms and conditions specified in Section 10.01, Section 10.02, and Section 10.03, if a Common Member (the “Selling Member”) proposes to Transfer any Units to any Person (a “Proposed Transferee”), each Preferred Member (each, a “Tag-Along Member”) shall be permitted to participate in such Transfer (a “Tag-Along Sale”) on an as-converted to Common Units basis and on the terms and conditions set forth in this Section 10.05.

(b)Application of Transfer Restrictions. The provisions of this Section 10.05 shall only apply to Transfers in which no ROFR Rightholder has exercised such ROFR Rightholder’s rights under Section 10.03 to purchase all of the Offered Units.
(c)Sale Notice. Prior to the consummation of any Transfer of Units qualifying under Section 10.05(b), and after satisfying such Selling Member’s obligations pursuant to Section 10.03, the Selling Member shall deliver to the Company and each Tag-Along Member a written notice (a “Sale Notice”) of the proposed Tag-Along Sale as soon as practicable following the expiration of the ROFR Notice Period, and in no event later than five (5) Business Days thereafter. The Sale Notice shall make reference to the Tag-Along Members’ rights hereunder, shall include a copy of any form of agreement proposed to be executed in connection therewith, and shall describe in reasonable detail:
(i)the aggregate number and class of Units the Proposed Transferee has offered to purchase (the “Participation Units”);
(ii)the identity of the Proposed Transferee;
(iii)the proposed date, time, and location of the closing of the Tag-Along Sale; and
(iv)the purchase price per applicable Unit (which must be payable only in cash) and the other material terms and conditions of the Transfer.
(d)Exercise of Tag-Along Right.
(i)The Selling Member and each Tag-Along Member timely electing to participate in the Tag-Along Sale pursuant to Section 10.05(d)(ii) shall have the right to Transfer in the Tag-Along Sale the number of Units equal to the product of (A) the aggregate number of Units that the Proposed Transferee proposes to buy as stated in the Sale Notice and (B) a fraction (x) the numerator of which is equal to the number of Units on an as-converted basis then held by such applicable Tag-Along Member and (y) the denominator of which is equal to the number of Units on a Common Units Deemed Outstanding basis then held by the Selling Member and all of the Tag-Along Members timely electing to participate in the Tag-Along Sale pursuant to Section 10.05(d)(ii) (such amount the “Tag-Along Portion”).
(ii)Each Tag-Along Member may exercise such Tag-Along Member’s right to participate in a Tag-Along Sale by delivering to the Selling Member a written notice (a “Tag-Along Notice”) stating such Tag-Along Member’s election to do so and specifying the number and class of Units (up to such Tag-Along Member’s Tag-Along Portion) to be Transferred by such Tag-Along Member (which may be Common Units to be issued to such Tag-Along Member following the conversion of any such Tag-Along Member’s Preferred Units pursuant to Section 3.06) no later than ten (10) Business Days after receipt of the Sale Notice (the “Tag-Along Period”).

(iii)The offer of each Tag-Along Member set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-Along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 10.05.
(e)Waiver. Each Tag-Along Member who does not deliver a Tag-Along Notice in compliance with Section 10.05(d)(ii) shall be deemed to have waived all of such Tag-Along Member’s rights to participate in the Tag-Along Sale with respect to the Units owned by such Tag-Along Member, and the Selling Member shall (subject to the rights of any participating Tag-Along Member) thereafter be free to sell to the Proposed Transferee the Units identified in the Sale Notice at a per Unit price that is no greater than the applicable per Unit price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Member than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-Along Members.
(f)Conditions of Sale.
(i)Each Tag-Along Member participating in the Tag-Along Sale shall receive the same consideration per Common Unit after deduction of such Preferred Member’s proportionate share of the related expenses in accordance with Section 10.05(h); provided, however, that the aggregate proceeds from such Tag-Along Sale payable to all Tag-Along Members participating in the Tag-Along Sale shall, after giving effect to Section 10.05(h), be distributed and paid to such participating Tag-Along Members pursuant to Section 7.02 on the date of the Tag-Along Sale consummation, assuming that the only Units outstanding are the Units participating in the Tag-Along Sale.
(ii)Each Tag-Along Member shall make or provide the same representations, warranties, covenants, indemnities, and agreements as the Selling Member makes or provides in connection with the Tag-Along Sale; provided, that each Tag-Along Member shall only be obligated to make individual representations and warranties with respect to such Tag-Along Member’s title to and ownership of such Tag-Along Member’s Units, authorization, execution, and delivery of relevant documents, enforceability of such documents against the Tag-Along Member, and other matters relating to such Tag-Along Member, but not with respect to any of the foregoing with respect to any other Members or their Units; provided, further, that all representations, warranties, covenants, and indemnities shall be made by the Selling Member and each Tag-Along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Member and each Tag-Along Member, in each case in an amount not to exceed the aggregate proceeds received by the Selling Member and each such Tag-Along Member in connection with the Tag-Along Sale.
(g)Cooperation. Each Tag-Along Member shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member, but subject to Section 10.05(f)(ii).
(h)Consummation of Sale. The Selling Member shall have sixty (60) days following the expiration of the Tag-Along Period in which to consummate the Tag-Along Sale, on terms and conditions which are not materially more favorable to the Selling Member than those set forth in the Sale Notice. If at the end of such period the Selling Member has not completed the Tag-Along Sale, the Selling Member may not then effect a Transfer that is subject to this Section 10.05 without again fully complying with the provisions of this Section 10.05.
(i)Transfers in Violation of Tag-Along Right. If the Selling Member sells or otherwise Transfers to a Proposed Transferee any of such Selling Member’s Units in breach of this Section 10.05, then each Tag-Along Member shall have the right to sell to the Selling Member, and the Selling Member undertakes to purchase from each Tag-Along Member, the number of Units that such Tag-Along Member would have had the right to sell to the Proposed Transferee pursuant to this Section 10.05, for a price and upon the terms and conditions on which the Proposed Transferee bought such Units from the Selling Member in the Tag-Along Sale; provided, that nothing contained in this Section 10.05(i) shall preclude any Tag-Along Member from seeking alternative remedies against such Selling Member as a result of such Selling Member’s breach of this Section 10.05, including under Section 3.08(a). The Selling Member shall also reimburse each Tag-Along Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Tag-Along Member’s rights under this Section 10.05(i).
Section 10.06Right of First Offer.
(a)A Preferred Member shall not offer or sell any Preferred Units to any Person other than the Restricted Entities except in compliance with the terms and conditions of Section 10.01, Section 10.02 and this Section 10.06.
(b)If the Preferred Members wish to Transfer Preferred Units (a “Restricted Transaction”), the Preferred Requisite Members (the “ROFO Offeror”) shall, without notifying any third party of the ROFO Offeror’s interest in the Restricted Transaction, provide written notice to Reorganized PublicCo of its offer to enter into such a transaction (the “Offer Notice”) and the material financial and other terms and conditions of such offer (the “Material Terms”). Each Offer Notice constitutes an offer made by the ROFO Offeror to enter into an agreement with Reorganized PublicCo in accordance with the Material Terms (“ROFO Offer”).
(c)At any time prior to the expiration of the ten (10) Business Day period following Reorganized PublicCo’s receipt of the Offer Notice (the “ROFO Exercise Period”), Reorganized PublicCo may accept the ROFO Offer by delivery to the ROFO Offeror of a written notice of acceptance containing the Material Terms.

(d)If Reorganized PublicCo has not accepted the ROFO Offer and the ROFO Offeror has complied with all of the provisions of Section 10.01, Section 10.02 and this Section 10.06, at any time following the expiration of the ROFO Exercise Period, the ROFO Offeror may consummate the Restricted Transaction with one or more third parties on Material Terms that are the same or more favorable to the ROFO Offeror as the Material Terms set forth in the Offer Notice. The ROFO Offeror shall cause any Transferees of such Units to comply with the terms of this Agreement applicable to such Units.
ARTICLE XI
Accounting; REPORTING; Tax Matters
Section 11.01Financial Statements. The Company shall furnish to each Preferred Member the following reports:
(a)Annual Financial Statements. As soon as available, and in any event no later than the date Reorganized PublicCo’s Form 10-K for each Fiscal Year is due, audited consolidated balance sheet of the Company and any Company Subsidiaries, as at the end of each such Fiscal Year, and audited consolidated statements of income, cash flows, and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year (if available), accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and any Company Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby.
(b)Quarterly Financial Statements. As soon as available, and in any event no later than the date Reorganized PublicCo’s Form 10-Q for each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year) is due, unaudited consolidated balance sheets of the Company and any Company Subsidiaries, as at the end of each such fiscal quarter and for the current Fiscal Year to date, and unaudited consolidated statements of income, cash flows, and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter (if available), all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.
Section 11.02Inspection Rights. The Company shall permit and shall cause all other Restricted Entities to permit the Managers, the Preferred Members and any Representatives designated by any Preferred Member, upon reasonable notice and during normal business hours and at their sole expense to (a) visit and inspect the properties of the Restricted Entities; (b) examine the books and records of the Restricted Entities; and (c) consult with the Officers and independent accountants of the Restricted Entities concerning the businesses, finances, and affairs of the Restricted Entities.

Section 11.03Budget. Not later than thirty (30) days prior to the commencement of each Fiscal Year, the Chief Financial Officer or other applicable Officer of the Company shall prepare, submit to, and obtain the approval of the Board of a business plan and monthly and annual operating budgets for the Restricted Entities in detail for the upcoming Fiscal Year, including capital and operating expense budgets, cash flow projections, covenant compliance calculations of all outstanding and projected indebtedness, and profit and loss projections, all itemized in reasonable detail (collectively, the “Budget”). The Company shall operate in all material respects in accordance with the Budget; provided, that the Company may update the Budget for the then-current Fiscal Year to the extent reasonably required, from time to time.
Section 11.04Partnership Representative.
(a)Appointment. The Members hereby appoint Reorganized PublicCo as the “partnership representative” as provided in Code Section 6223(a) (the “Partnership Representative”). The Partnership Representative may be removed at any time by the Board. If Reorganized PublicCo ceases to be the Partnership Representative for any reason, the Board shall appoint a new Partnership Representative. The Partnership Representative shall designate an individual meeting the requirements of Treasury Regulation Section 301.6223-1(c)(3) (the “Designated Individual”) as the sole person authorized to represent the Partnership Representative in audits and other proceedings governed by the partnership audit procedures set forth in Subchapter C of Chapter 63 of the Code as amended by the BBA (the “Revised Partnership Audit Rules”). Any Person that the Partnership Representative designates as the Designated Individual shall be treated as, and subject to, the requirements and obligations of, the Partnership Representative, for purposes of this Section 11.04. The Designated Individual may be removed at any time by the Board.
(b)Tax Examinations and Audits. The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Other than as provided herein, the Partnership Representative shall have sole authority to act on behalf of the Company in any such examinations and any resulting judicial proceedings, and shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Tax authority. The Company shall be bound by the actions taken by the Partnership Representative. The Board shall notify the Preferred Members of any pending or threatened tax audit, examination, action or similar proceeding with respect to the Company (a “Tax Contest”) and provide the Preferred Members with reasonably detailed accounts and updates regarding any such Tax Contest. The Preferred Members may choose to participate in any such Tax Contest at their sole cost and expense.
(c)US Federal Tax Proceedings. In the event of an audit of the Company that is subject to the partnership audit procedures set forth in the Revised Partnership Audit Rules, the Partnership Representative, in its sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the Company under the Revised Partnership Audit Rules

(including any election under Code Section 6226), subject to approval by the Board. If an election under Code Section 6226(a) is made, the Company shall furnish to each Member for the year under audit a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Code Section 6226(b). To the extent that the Partnership Representative does not make an election under Code Section 6221(b) or Code Section 6226, the Company shall use commercially reasonable efforts to make any modifications available under Code Section 6225(c)(3), (4), and (5), to the extent such modification would reduce any taxes payable by the Company. Each Member agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to the conduct of examinations under the Revised Partnership Audit Rules; provided, that a Member shall not be required to file an amended federal income tax return, as described in Code Section 6225(c)(2)(A).
(d)Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign, or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax, or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Code Section 6226) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member.
(e)Expenses. Notwithstanding anything herein to the contrary, any reasonable out-of-pocket expenses incurred by the Partnership Representative or the Designated Individual in carrying out their responsibilities and duties in such capacities under this Agreement shall be an expense of the Company for which the Partnership Representative or the Designated Individual, as applicable, shall be reimbursed by the Company.
(f)Survival. The provisions of this Section 11.04 and the obligations of a Member or former Member pursuant to Section 11.04 shall survive the termination, dissolution, liquidation, and winding up of the Company or the Transfer of such Member’s Units or Unit Equivalents.
Section 11.05Tax Returns.
(a)The Company shall engage a “Big 4” accounting firm, or BDO, Grant Thornton, or RSM, to assist in the preparation and filing of all tax returns required to be filed by the Company, and the Company shall not engage another accounting firm in such capacity without the prior written consent of Reorganized PrivateCo, which consent may not be unreasonably withheld, conditioned or delayed. Reorganized PrivateCo shall be afforded reasonable opportunity to review drafts of U.S. federal income tax returns of the Company and the Company shall reasonably consult with the Reorganized PrivateCo with respect to any comments thereto.
(b)The Company shall use commercially reasonable efforts to provide each Person who was a Member at any time during such Fiscal Year draft IRS Schedule K-1s (or similar information statements with estimated tax reporting information) for such Fiscal

Year, within ninety (90) days after the end of each Fiscal Year, provided that the Company shall deliver such drafts no later than one hundred and twenty (120) days after the end of each Fiscal Year. The Company shall deliver final IRS Schedule K-1s to any such Members as soon as reasonably practicable thereafter.
Section 11.06Company Funds. All funds of the Company shall be deposited in its name in such federally insured checking, savings, or other bank accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Board may designate.
ARTICLE XII
Dissolution and Liquidation
Section 12.01Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:
(a)The determination of the Board to dissolve the Company, subject to Section 4.06(a);
(b)An election to dissolve the Company made by the Common Requisite Members and the Preferred Requisite Members;
(c)The sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or
(d)The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.
Section 12.02Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 12.03, and the Certificate of Formation shall have been canceled as provided in Section 12.04.
Section 12.03Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:
(a)Liquidator. The Board, or, if the Board is unable to do so, a Person selected by the Common Requisite Members and the Preferred Requisite Members, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.
(b)Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.
(c)Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:
(i)First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);
(ii)Second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;
(iii)Third, pro rata among the Preferred Members, until Distributions to the Preferred Members under this Section 12.03(c)(iii) equal the aggregate Liquidation Preference in respect of all the Preferred Units held by the Preferred Members as of the time of such Distribution;
(iv)Fourth, to the Common Members pro rata in proportion to their aggregate holdings of Common Units.
(d)Discretion of Liquidator. Notwithstanding Section 7.04 or the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator, acting in good faith, deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed shall be valued at its Fair Market Value, as determined by the Liquidator in good faith.
(e)Maintenance of Records. All documents and records of the Company, including financial records, shall be delivered to Reorganized PublicCo upon dissolution of the Company. Reorganized PublicCo shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records reasonably available during normal business hours to the other Members and their Affiliates for inspection and copying; provided that such access does not unduly interfere with the management and business of Reorganized PublicCo.
Section 12.04Liquidation Preference.

(a)The Preferred Units shall be entitled to a liquidation preference equal to the greater of (i) the Aggregate Purchase Price, plus declared but unpaid Distributions, and (ii) the amount that would be received in the relevant Liquidation Event on an as-converted basis (the greater of (i) and (ii), the “Liquidation Preference”).
(b)The Liquidation Preference shall be due upon (i) a liquidation, dissolution or winding up, voluntary or involuntary, of the Company or (ii) a consolidation or merger of the Company with another entity, a Change of Control (as defined below) of the Company, or a sale, license, lease or transfer of all or substantially all of the Company’s assets (each such event set forth in clause (i) or (ii) of this clause (b), a “Liquidation Event”). “Change of Control” shall mean any transaction pursuant to or as a result of which a single party (or group of affiliated parties) directly or indirectly acquires or holds equity interests of the Company or Reorganized PublicCo representing a majority of such entity’s outstanding voting power or economic interests (for the avoidance of doubt, excluding Reorganized PublicCo’s majority equity interest in the Company).
Section 12.05Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c), the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.
Section 12.06Survival of Rights, Duties, and Obligations. Dissolution, liquidation, winding up, or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s right to indemnification pursuant to Section 13.02. The provisions of Section 12.03(e) shall survive the dissolution, liquidation, winding up, and termination of the Company in accordance with their terms.
Section 12.07Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Income, Net Loss, and other items of income, gain, loss, and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against any Manager, the Liquidator, or any other Member.
ARTICLE XIII
Exculpation and Indemnification
Section 13.01Standard of Care; Duties; Reliance On Information.
(a)Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in its capacity as a Covered Person, whether or not such Person continues to be a Covered Person at the time such loss, damage, or claim is incurred or imposed, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct, in each case as determined by a final, non-appealable order of a court of competent jurisdiction.
(b)Waiver of Manager and Officer Duties. Each Member hereby acknowledges the elimination of any and all fiduciary duties of the Board, each Officer and each Manager and hereby waives any right to make a claim or demand or bring a suit or action, and hereby agrees not to make any claim or demand or bring any suit or action, against the Board, any Officer or any Manager that such Member may have been entitled to make or bring if such fiduciary duties were not so eliminated.
(c)Member Duties. Notwithstanding anything herein to the contrary, (i) this Agreement is not intended to, and does not, create or impose any fiduciary duty on any Member or its Affiliates; (ii) each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligations of each Member to each other and to the Company are only as expressly set forth in this Agreement; (iii) the provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member; and (iv) whenever in this Agreement a Member is permitted or required to make a decision (including a decision that is in such Member’s “discretion” or under a grant of similar authority or latitude), such Member shall be entitled to consider only such interests and factors as such Member desires, including such Member’s own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person; and (v) whenever in this Agreement a Member is permitted or required to make a decision in such Member’s “good faith,” such Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law. For the avoidance of doubt, references in this Section 13.01(c) to a Member are to a Member in its capacity as such.
(d)Reliance on Information. A Covered Person shall be fully protected in relying in good faith upon the records of Reorganized PublicCo and its controlled Affiliates and upon such information, opinions, reports, or statements (including financial statements and information, opinions, reports, or statements as to the value or amount of the assets, liabilities, Net Income, or Net Losses of the Restricted Entities, or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) a Manager; (ii) one or more Officers or employees of Reorganized PublicCo and its controlled Affiliates; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of Reorganized PublicCo and its controlled Affiliates; or (iv) any other Person selected in good faith by or on behalf of Reorganized PublicCo and its controlled Affiliates, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act.

Section 13.02Indemnification.
(a)To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person from and against any and all losses, claims (including any third-party or governmental claims), damages, judgments, fines, taxes, penalties or liabilities, including reasonable legal fees or other costs and expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims, as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third party third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Covered Person (collectively, “Losses”) to which such Covered Person may become subject, based upon, arising out of, or by reason of:
(i)any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company in connection with the business of the Company;
(ii)the fact that such Covered Person is or was acting in connection with the business of the Company as a manager, officer, employee, or agent of the Company or that such Covered Person is or was serving at the request of the Company as a manager, director, officer, employee, or agent of any other Person, including any Restricted Entity; or
(iii)relating in any way to such Covered Person’s status as an equity holder or otherwise relating to such Covered Person’s investment in the Company (including any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto);

provided, that such Covered Person’s conduct did not constitute fraud, gross negligence or willful misconduct, in each case as determined by a final, non-appealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person’s conduct constituted fraud, gross negligence or willful misconduct.

(b)Advancement. To the fullest extent permitted by Applicable Law, expenses (including reasonable legal fees and expenses) incurred by a Covered Person in connection with investigating, preparing to defend, or defending any claim relating to any Losses for which such Covered Person may be entitled to be indemnified pursuant to Section 13.02(a)

shall, from time to time, be advanced by the Company prior to a final, non-appealable determination of a court of competent jurisdiction that, in respect of such matter, such Covered Person is not entitled to indemnification for such Losses; provided, however, that the Covered Person shall have provided to the Company (i) written affirmation of such Covered Person’s good faith belief that such Covered Person has met the standard of conduct necessary for indemnification for such Losses under Section 13.02(a); and (ii) an undertaking to repay all such advanced amounts if it shall ultimately be determined that the Covered Person is not entitled to such indemnification. Notwithstanding the foregoing, the Company shall not be required to advance expenses incurred by a Covered Person in connection with a claim initiated against such Covered Person by the Company.
(c)Entitlement to Indemnity. The indemnification provided by this Section 13.02 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 13.02 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 13.02 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.
(d)Insurance. To the extent available on commercially reasonable terms, the Company shall purchase and thereafter maintain, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the Board may determine; provided, that (i) all Preferred Members shall be treated equally under any such insurance policies, and (ii) the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company or any Company Subsidiary for any amounts previously paid to such Covered Person by the Company or any Company Subsidiary in respect of such Losses.
(e)Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 13.02 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.
(f)Primacy of Indemnification. The Company hereby acknowledges that the Preferred Members, their Affiliates and their partners, directors, officers, employees, agents, and other representatives (the “Specified Indemnified Persons”) may have rights to indemnification and advancement of expenses provided by a Member or its Affiliate (directly or by insurance provided by such Person) (collectively, the “Member

Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort of the Specified Indemnified Persons with respect to matters for which indemnification is provided to them under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of a Specified Indemnified Person to the extent required under this Agreement without regard to any rights that such Specified Indemnified Person may have against a Member Indemnitor. The Company hereby waives and releases any and all equitable and other rights or claims to contribution, subrogation, or indemnification from or against the Member Indemnitors in respect of any amounts paid to a Specified Indemnified Person hereunder. The Company further agrees that no payment of Losses or expenses by any Member Indemnitor to or for the benefit of a Specified Indemnified Person shall affect the obligations of the Company hereunder, and that the Company shall be obligated to repay the Member Indemnitors for all amounts so paid or reimbursed to the extent that the Company has an obligation to indemnify a Specified Indemnified Person for such Losses or expenses hereunder. The Member Indemnitors are third-party beneficiaries of and shall have the power and authority to enforce the provisions of this Section 13.02(f).
(g)Savings Clause. If this Section 13.02 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 13.02 to the fullest extent permitted by any applicable portion of this Section 13.02 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.
(h)Amendment. The provisions of this Section 13.02 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 13.02 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification, or repeal of this Section 13.02 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification, or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.
Section 13.03Survival. The provisions of this ARTICLE XIII shall survive the dissolution, liquidation, winding up, and termination of the Company.
ARTICLE XIV
Miscellaneous
Section 14.01Confidentiality. Each Member shall, and shall cause each of such Member’s Affiliates to, maintain, at all times (including after any time that such Member ceases to be a Member), the confidentiality of all information furnished to such Member pertaining to the Company or its Affiliates (“Confidential Information”), other than information that such Member can demonstrate (a) is or becomes generally available to the public other than as a result of a disclosure by such Member or such Member’s Affiliates or Representatives; (b) becomes available to such Member on a non-confidential basis from a third party who is not prohibited by any obligation of confidentiality owed to the Company or its Affiliates from transmitting the information to such Member; or (c) was already in the possession of such Member or such Member’s Affiliates prior to their becoming a Member; provided, however, that the prohibitions set forth in this Section 14.01 shall not prohibit disclosure of Confidential Information (i) to Representatives of such Member or such Member’s Affiliates who, in the reasonable judgment of such Member, have a need to know such information and have agreed to be bound by the provisions of this Section 14.01 as if a Member; (ii) to any investor in the equity or assets of such Member or its Affiliates as part of disclosures to such investor in the ordinary course of such Member’s or its Affiliate’s business and who is bound by obligations of confidentiality no less restrictive than those in this Agreement; (iii) to any bona fide prospective Transferee of such Member that shall have agreed to be bound by the provisions of this Section 14.01 as if a Member; (iv) to the extent necessary in the course of performing such Member’s obligations or enforcing any remedy under this Agreement or the agreements expressly contemplated hereby; (v) as is required to be disclosed by a court of competent jurisdiction, administrative body, or governmental body (including in Exchange Act filings, reports, disclosure statements or otherwise by the Securities and Exchange Commission or any securities exchange) or by subpoena, summons, or legal process, or by Applicable Law; or (vi)  as requested or required by any regulatory, banking or other authority (whether pursuant to an audit, examination, inquiry, request or routine supervisory oversight); provided that, to the extent permitted by Applicable Law and except in the case of disclosure pursuant to clause (vi) above, the Member required to make such disclosure shall provide to the Board prompt notice of such disclosure. The obligations of a Member pursuant to Section 14.01 shall survive the termination, dissolution, liquidation, and winding up of the Company or the Transfer of such Member’s Units or Unit Equivalents. Notwithstanding anything to the contrary in this Section 14.01, for purposes of this Section 14.01, receipt of or access to Confidential Information shall not be imputed to any Member’s equityholders or Affiliates (other than the Company and the Company Subsidiaries), portfolio companies or their respective equityholders solely by virtue of the fact that such Member’s directors, officers, stockholders, employees, agents, consultants and other advisors and representatives who serve in a similar capacity for such equityholder, Affiliate or portfolio company (a “Shared Representative”) have received such Confidential Information unless a Shared Representative (x) directly or indirectly conveys, shares or communicates, in any manner, such Confidential Information to such equityholder, Affiliate or portfolio company or (y) participates, directly or indirectly, on behalf of such equityholder, Affiliate or portfolio company, in activities prohibited by this Agreement (including by causing, authorizing, directing or encouraging such equityholder, Affiliate or portfolio company to engage in such activities).
Section 14.02Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
Section 14.03Further Assurances. Each Member shall execute all such certificates and other documents and do all such filing, recording, publishing, and other acts as the Board deems necessary or appropriate to comply with the requirements of the Delaware Act or Applicable Law relating to the formation and operation of the Company and the acquisition, operation, or holding of its property.

Section 14.04Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.04):
If to the Company:	Capstone Green Energy LLC 16640 Stagg Street Van Nuys, CA 91406 Attention: John Juric, Chief Financial Officer Email: JJuric@cgrnenergy.com
with a copy to:	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attention: Mark D. Wood Email: mark.wood@katten.com

If to a Member, to such Member’s respective mailing address or email address, as set forth on the Members Schedule.

Section 14.05Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.
Section 14.06Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 13.02(h), upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 14.07Entire Agreement. This Agreement, together with the Certificate of Formation and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including the Original Agreement.

Section 14.08Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any Member except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.
Section 14.09No Third-Party Beneficiaries. Except as provided in ARTICLE XIII, which shall be for the benefit of and enforceable by Covered Persons and Member Indemnitors as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
Section 14.10Amendment. No provision of this Agreement or any Annex hereto, may be amended or modified except by an instrument in writing executed by the Company, the Common Requisite Members and the Preferred Requisite Members. Any such written amendment or modification will be binding upon the Company and each Member; provided, that (i) an amendment or modification modifying the rights or obligations of any Member in a manner that is disproportionately adverse to such Member relative to the rights of other Members in respect of Units of the same class or series shall be effective only with that Member’s consent, and (ii) any amendment or modification of Section 5.02 or this Section 14.10 shall require the approval of all Members. Notwithstanding the foregoing, the Board may, without the consent of or execution by the Members, amend or modify (A) this Agreement in accordance with the provisions of Section 3.04 and (B) the Members Schedule, in either case to reflect any new authorization, issuance, or Transfer of Units or Unit Equivalents in accordance with this Agreement.
Section 14.11Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 14.11 shall diminish any of the explicit waivers described in this Agreement, including in Section 4.07(e), Section 8.04(c), Section 9.01(c), Section 10.03(c)(ii) and Section 14.14 hereof.
Section 14.12Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 14.13Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 14.04 shall be effective service of process for any suit, action, or other proceeding brought in any such court.
Section 14.14Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 14.15Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of such party’s obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
Section 14.16No Impairment of Rights. Neither Reorganized PublicCo nor any other Common Member or any of their Affiliates shall take any action that has the intent or could reasonably be expected to have the effect of materially circumventing, diminishing or impairing any of the rights or economic interests of the Preferred Members; provided, however, that this Section 14.16 shall not supersede Section 13.01 and shall not create any duties for Reorganized PublicCo or any other Common Member beyond those permitted by this Agreement pursuant to Applicable Law.
Section 14.17Attorneys’ Fees. In the event that any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which such party may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses, and court costs.

Section 14.18Remedies Cumulative. Except to the extent otherwise expressly provided herein, the rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.
Section 14.19Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 14.20Independent Counsel. Each Member has read this Agreement and acknowledges that:
(a)Counsel for the Company prepared this Agreement on behalf of the Company;
(b)Such Member has been advised that a conflict may exist between such Member’s interests, the interests of the other Members, or the interests of the Company;
(c)This Agreement may have significant legal, financial, or tax consequences to such Member;
(d)None of the Company, its Affiliates or Representatives (including counsel) makes or has made any representations to such Member regarding such consequences; and
(e)Such Member has been advised to seek, and has had the full opportunity to seek, the advice of independent counsel and tax or other advisors regarding such consequences.
Section 14.21Representations and Warranties of the Company. By execution and delivery of this Agreement, the Company represents and warrants to the Members and acknowledges that it is subject to the applicable representations, warranties, covenants, agreements and obligations included in Annex B hereto.

[signature pageS follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company: CAPSTONE GREEN ENERGY LLC
By:____________________________ Name: Title:
The Members:
CAPSTONE GREEN ENERGY HOLDINGS, INC. (f/k/a Capstone Turbine International, Inc.) By:___________________________ Name: Title:
CAPSTONE GREEN ENERGY CORPORATION By:_____________________________ Name: Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement]

ANNEX A

Member Representations Regarding Compliance with Anti-Corruption and Anti-Bribery Laws and Sanctions.

1.The Members represent, warrant, covenant and agree that, in connection with Reorganized PublicCo and its controlled Affiliates, they will comply with the Anti-Corruption and Anti-Bribery Laws, AML Laws and Sanctions.
2.The Common Members represent, warrant, covenant and agree that they shall use commercially reasonable measures to cause the Company and its controlled Affiliates to comply with (i) the Anti-Corruption and Anti-Bribery Laws, AML Laws and Sanctions and (ii) the representations, warranties and covenants set forth in Annex B.

ANNEX B

1.For the periods prior to the consummation of the Plan as specified below, the Company and Reorganized PublicCo each represents that:
(a)	none of Capstone, any Capstone Subsidiary or any directors, officers, managers or employees of Capstone or any Capstone Subsidiary, nor, to the knowledge of the Company or Reorganized PublicCo, any independent contractors, representatives or agents of Capstone or any Capstone Subsidiary has, in the last eight years: (i) violated, conspired to violate or aided and abetted the violation of any Anti-Corruption and Anti-Bribery Laws, Sanctions or AML Laws; (ii) corruptly offered, made, promised, authorized, solicited or received any payment or contribution of any kind, including payments, gifts or gratuities (or promises thereof) of any money or anything of material value to or from (A) any Public Official for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority, or (B) any political party or official thereof or candidate for political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority in order to assist Capstone or any Capstone Subsidiaries to obtain or retain business for, or direct business to, Capstone or any Capstone Subsidiaries, as applicable; (iii) established or maintained any unrecorded fund or asset for any purpose or made any fraudulent entries on the books and records of Capstone or any Capstone Subsidiary for any reason; or (iv) paid or delivered any illegal fee, commission or any other sum of money or item of material property, however characterized, to any finder, agent, Public Official or other person;
(b)	none of Capstone, any Capstone Subsidiary or any directors, officers, managers or employees of Capstone or any Capstone Subsidiary, nor, to the knowledge of the Company or Reorganized PublicCo, any independent contractors, representatives or agents of Capstone or any Capstone Subsidiary is a Person with whom any dealings were restricted or prohibited under Sanctions at the time of such dealing, including as a result of being (i) included in a list of persons subject to Sanctions, (ii) located, organized, resident in, or the government of, a country or territory that is subject to comprehensive territorial sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine) (“Sanctioned Territory”), or (iii) owned or controlled or acting on behalf of, any of the foregoing (“Sanctioned Person”);
(c)	none of Capstone, any Capstone Subsidiary or any directors, officers, managers or employees of Capstone or any Capstone Subsidiary, nor, to the knowledge of the Company or Reorganized PublicCo, any independent contractors, representatives or agents of Capstone or any Capstone Subsidiary has, in the last eight years, violated Sanctions or engaged in activities reasonably expected to result in the imposition of Sanctions;
(d)	there have not, in the last five years, been any known or written allegations of violations, enforcement actions, penalties; written threats of penalty, whistleblower reports, governmental investigations; or audits, voluntary disclosures to a government agency, or threatened or pending litigation relating to Anti-Corruption and Anti-Bribery Laws, Sanctions or AML Laws, involving Capstone or any Capstone Subsidiary, or any directors, officers, managers employees of Capstone or any Capstone Subsidiary; and
(e)	Capstone and the Capstone Subsidiaries have been subject to and currently maintain anti-corruption and Sanctions compliance programs reasonably designed to detect and prevent violations of AML Laws, Sanctions, Anti-Corruption and Anti-Bribery Laws and Sanctions, respectively.
2.For the period following the consummation of the Plan until the date on which the Reorganized PrivateCo Entities no longer hold any Units, Reorganized PublicCo and the Company covenant, warrant and agree that:
(a)none of the Company, any Company Subsidiaries, any directors, officers, managers or employees of the Company or any Company Subsidiaries (when such directors, officers, managers or employees are acting on behalf of the Company or any Company Subsidiaries), nor, in connection in any way with the Company or any Company Subsidiaries, Reorganized PublicCo, shall violate, conspire to violate or aid and abet the violation of any Anti-Corruption and Anti-Bribery Laws, AML Laws or Sanctions;
(b)the Company and the Company Subsidiaries shall promptly engage in appropriate remediation related to any violation of the Anti-Corruption and Anti-Bribery Laws or Sanctions by (i) the Company and any Company Subsidiary, (ii) to the extent practical, any distributors, suppliers, agents or representatives of the Company or any Company Subsidiary, and (iii) in connection in any way with the Company or any Company Subsidiary, Reorganized PublicCo;
(c)the Company and the Company Subsidiaries shall maintain systems of policies, procedures, and internal controls (including accounting systems, purchasing systems and billing systems) reasonably designed to promote compliance with the Anti-Corruption and Anti-Bribery Laws, AML Laws and Sanctions;
(d)the Company shall promptly notify each Preferred Member if the Company becomes aware of the Company, any Company Subsidiary, any the officers, directors or employees of the Company or any Company Subsidiary or, in connection in any way with the Company or any Company Subsidiary, Reorganized PublicCo, violating any, or becoming the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action relating to, the Anti-Corruption and Anti-Bribery Laws, AML Laws or Sanctions;
(e)none of Reorganized PublicCo, any of its controlled Affiliates, the Company, any Company Subsidiary or any director, officer or employee of Reorganized PublicCo, the Company or any Company Subsidiary shall (i) be a Sanctioned Person, (ii) engage in any business activity with a Sanctioned Person, or (iii) make any payment pursuant to this agreement (including any Distributions) or to any Member with funds derived directly or indirectly from a Sanctioned Person or illegal activity or in a manner that would otherwise cause a violation of Sanctions or the AML Laws;
(f)upon reasonable request by Reorganized PrivateCo, the Company agrees to provide responsive information and/or certifications concerning the Company’s and the Company Subsidiaries’ compliance with the Anti-Corruption and Anti-Bribery Laws, AML Laws or Sanctions;
(g)the Company shall adopt and maintain a policy regarding distributor diligence and oversight, and each Preferred Member shall have the right to review and consult with the Company regarding such policy, and the Company shall designate an executive to oversee compliance with such policy. Such policy shall include with respect to distributors, “know-your-customer” processes, standards for monitoring compliance with law (including licensing, litigation and regulatory actions), and anti-bribery and sanctions compliance measures; and
(h)Reorganized PublicCo and the Company will take commercially reasonable steps to ensure that Reorganized PublicCo, the Company and the Company Subsidiaries:
(i)maintain and implement appropriate, risk-based anti-bribery, anti-corruption, sanctions and money laundering compliance measures, including appropriate training measures;
(ii)maintain and implement an appropriate, risk-based diligence process for distributors, agents, lessees and customers designed to promote compliance by these counterparties with applicable laws and avoid legal liability and reputational damage for the Members, the Company and the Company Subsidiaries; and
(iii)adopt, using a risk-based approach, the use of anti-bribery, anti-corruption, sanctions and ant-money laundering compliance provisions in contracts with business partners of the Company and the Company Subsidiaries.
3.Regulatory Compliance. Reorganized PublicCo and the Company represent, warrant, agree and covenant that (a) the Company is and will remain an operating company and is not engaged and will not engage in the activity of investing, reinvesting or trading securities. The Company is not an “Investment Company” as defined the Investment Company Act and it does not rely on 3(c)(1) or 3(c)(7) of the Investment Company Act in making the determination that it is not an investment company within the meaning of such act, nor is it otherwise a “covered fund” (as defined in 17 C.F.R. 75.10(b)) and (b) the Company will not (i) become a bank or bank holding company or depositary institution, (ii) become a covered fund, or (iii) engage in activities that would deem it to be a SEF or exchange.
4.Reduction of Rights. Any Preferred Member may, in its sole discretion, reduce or limit any of rights afforded to it in this Agreement.
5.Regulatory Information Rights.

(a)Reorganized PublicCo and the Company represent, warrant, agree and covenant that Reorganized PublicCo and the Company will promptly notify each Preferred Member of any material noncompliance with applicable laws or regulations with respect to Reorganized PublicCo, the Company or any Company Subsidiaries that (i) Reorganized PublicCo or the Company reasonably believes would cause Reorganized PublicCo, the Company or any Company Subsidiary to be required to make a report or reports to any governmental agency or self-regulatory organization or (ii) would result in adverse legal or regulatory consequences for any Member (including any action that would result in a violation of any Sanctions or the Anti-Corruption and Anti-Bribery Laws).
(b)Reorganized PublicCo and the Company represent, warrant, agree and covenant that Reorganized PublicCo and the Company shall keep each Preferred Member informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications that could not reasonably be expected to be material to Reorganized PublicCo, the Company or the Company Subsidiaries), criminal or regulatory investigation or action involving Reorganized PublicCo, the Company or any Company Subsidiaries, and shall reasonably cooperate with any Preferred Member in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions to government or regulatory authorities in advance, attending meetings with government or regulatory authorities and coordinating and providing assistance in meeting with government or regulatory authorities).
(c)Reorganized PublicCo and the Company represent, warrant, agree and covenant that Reorganized PublicCo and the Company shall (i) provide to any Preferred Member any information reasonably requested by any Preferred Member regarding compliance with applicable laws, policies and procedures by the Company and the Company Subsidiaries; (ii) upon reasonable advance notice and at a reasonable time, make available for discussion with any Preferred Member any member of the management of the Company and the Company Subsidiaries with duties relating to the Company’s compliance with applicable laws; and (iii) notify each Preferred Member of any material data breaches or unauthorized access, use or disclosure of any personal information involving or otherwise related to the Company and the Company Subsidiaries.
6.	Regulatory Disclosure.
(a)Reorganized PublicCo and the Company represent, warrant and agree that, for the period prior to the consummation of the Plan, none of Capstone or any Capstone Subsidiaries has engaged, in the last five years, in any activity that would be reportable by the Company if the Company was required to make a disclosure under Section 13(r).
(b)For the period following the consummation of the Plan until the date on which the Reorganized PrivateCo Entities no longer hold any Units, Reorganized PublicCo and the Company represent, warrant, covenant and agree that:
(i)None of the Company or the Company Subsidiaries will engage in any activity that would be reportable under Section 13(r), to the extent Section 13(r)

is applicable. To the extent that the Company or the Company Subsidiaries become engaged in any activities that would be so reportable, they shall promptly, upon becoming aware of such information, disclose such information in writing to each Preferred Member in sufficient detail in order that such Preferred Member can timely satisfy disclosure obligations they may have under Section 13(r); and
(ii)The Company and the Company Subsidiaries shall promptly provide any Preferred Member with any information concerning the Company, the Company Subsidiaries, and their respective officers, directors and employees requested by any Preferred Member to allow the Preferred Member to comply with any disclosure requested or required under any law applicable to any of them or by any Governmental Authority, including any Section 13(r) compliance questionnaire and any other disclosure requested or required by the Securities and Exchange Commission, Federal Deposit Insurance Corporation, Federal Reserve Board, Office of the Comptroller of the Currency or OFAC.
7.Restrictive Covenants. None of Reorganized PublicCo or its controlled Affiliates shall enter into or otherwise become bound by any agreement that contains a non-competition, non-solicitation or other restrictive covenant that binds any Preferred Member or any of Preferred Member’s Affiliates.
8.Certain Limitations; Investment Banking Services. Nothing contained in the this Agreement shall in any way (a) limit the Preferred Members or their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of its business or (b) apply to common stock or any securities convertible or exercisable or exchangeable for common stock acquired by the Preferred Members or their Affiliates following the effective date of any initial public offering of the Company or its successor. The parties hereto acknowledge and agree that nothing in this Agreement shall be deemed to create a fiduciary duty of the Preferred Members or any of their Affiliates to Reorganized PublicCo or any of its Affiliates or Members. Each of Reorganized PublicCo and its controlled Affiliates and each Member understands and acknowledges that, notwithstanding any actions or omissions by representatives of the Preferred Members or any of their Affiliates in whatever capacity, it is understood that neither any Preferred Member nor any of its Affiliates is acting as a financial advisor, agent or underwriter to Reorganized PublicCo or its controlled Affiliates or otherwise on their behalf, unless retained to provide such services pursuant to a separate written agreement.
9.Non-Impairment. Notwithstanding any other terms in this Agreement to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of any Preferred Member or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to Reorganized PublicCo or any of its Affiliates pursuant to any agreement under which Reorganized PublicCo or any of its Affiliates has borrowed money, or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its or any of its Affiliates’ status as a Member, (ii) the interests of Reorganized PublicCo or any of its Affiliates or (iii) any duty it may have to any Member, except as may be required under the Agreement, the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by any Preferred Member in such capacity shall in any way impact, affect or alter the rights and remedies of such Preferred Member or any of its Affiliates as a lender or agent for lenders.
10.Non-Promotion. Reorganized PublicCo and each of its controlled Affiliates hereby agrees that it shall not, and shall cause its representatives not to, except as may be required by Applicable Law, (a) use in advertising, publicity or otherwise the name of any Preferred Member or any of its Affiliates, or the name of any member, equity holder, partner, manager or employee of any Preferred Member or any Preferred Member’s Affiliates, or any trade name, trademark, trade device, logo, service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by any Preferred Member or any Preferred Member’s Affiliates; (b) represent, directly or indirectly, that any product or any service provided by Reorganized PublicCo or any of its Affiliates has been approved, endorsed, recommended or provided by, or in association with, any Preferred Member or any Preferred Member’s Affiliates or (c) disclose the fact that any Preferred Member or any Preferred Member’s Affiliate is an investor in or customer of Reorganized PublicCo or any of its Affiliates, in each case of the foregoing clauses (a) through (c), without the prior written consent of such Preferred Member (which the Preferred Member may provide or withhold, in each case, in its sole and absolute discretion); provided, however, clause (c) shall not restrict the Company from disclosing its capitalization table to actual or potential investors, lenders, underwriters or acquirors and their respective advisors in connection with future financing transactions or a future Liquidation Event, in each case, so long as the recipient of such information is bound by confidentiality obligations enforceable against such recipient by the Company in respect of such information (other than any potential investor, in which case the Company shall have informed such potential investor of the confidential nature of such information and directed such potential investor to maintain the confidentiality thereof).
11.Use of Logos. Reorganized PublicCo and its Affiliates grant Reorganized PrivateCo permission to use the their names and logos in Reorganized PrivateCo’s marketing materials. Reorganized PrivateCo shall include a trademark attribution notice giving notice of such ownership of such trademarks in the marketing materials in which the such names or logos appear.
12.Antitrust. Notwithstanding anything to the contrary contained in this Agreement, neither any Preferred Member nor any of any Preferred Member’s Affiliates, shall be required in order to resolve any objections asserted by any Governmental Authority under the HSR Act, the Competition Act or any other foreign antitrust or combination laws with respect to any transactions Reorganized PublicCo or any of its controlled Affiliates proposes to enter into or consummate to divest any of its businesses, properties or assets, or take or agree to take any other action (including agreeing to hold separate any business or assets or take other similar actions) or agree to any limitation or restriction, that any Preferred Member determines would be or presents a risk of being, individually or in the aggregate, adverse to such Preferred Member or any of its Affiliates.
13.Regulatory Transfer. In the event it becomes unlawful for a Preferred Member to continue to hold its Units, in whole or in part, or some or all of the Units held by a Preferred Member, or restrictions are imposed on a Preferred Member by any statute, regulation or governmental authority which, in the reasonable judgment of such Preferred Member, gives rise to a limitation under Applicable Law that will materially impair the ability of such Preferred Member or any of their respective Affiliates to conduct their respective businesses (a “Regulatory Requirement”), (a) such Preferred Member shall promptly inform the Company and of the occurrence of such Regulatory Requirement, to the extent permitted by Applicable Law, (b) Reorganized PublicCo and its controlled Affiliates, the Members and such Preferred Member shall cooperate in good faith to restructure the terms of such investment by such Preferred Member, including by amendment to this Agreement or any other agreement in a manner acceptable to the Company, such Preferred Member and the Members required to approve such amendment under the terms of this Agreement so as to remediate the circumstances giving rise to such Regulatory Requirement; provided, however, in no event shall the Company or any Member be required to agree to any amendment pursuant to this Section 13 if such amendment would adversely affect any material preference or right or increase or create any material obligation, in each case, of the Company or any Member set forth in this Agreement or any other agreement, without the consent of the Company and such Member, and (c) without limitation of the remedies available pursuant to the immediately preceding clause (b), such Preferred Member shall be permitted to sell or otherwise transfer its Units to any other Person, including any other Member, and Reorganized PublicCo and its controlled Affiliates shall, at such Preferred Member’s sole cost and expense, use commercially reasonable efforts to assist such Preferred Member in facilitating a sale or transfer by such Preferred Member of any or all of its Units of the Company as may be reasonably requested by such Preferred Member subject to Section 10.01(b) and Section 10.02.

Exhibit A

FORM OF JOINDER AGREEMENT

[FORM OF JOINDER AGREEMENT]

Schedule A

MEMBERS SCHEDULE

[DATE]

Common Members

Member Name, Address and Email	Common Units
Capstone Green Energy Holdings, Inc. (f/k/a Capstone Turbine International, Inc.) 16640 Stagg Street Van Nuys, CA 91406 Attention: John Juric, Chief Financial Officer Email: JJuric@cgrnenergy.com	[ ]
Total:	[ ]

Preferred Members

Member Name, Address and Email	Preferred Units
[Reorganized PrivateCo] 2001 Ross Avenue, Suite 2800 Dallas, TX 85201 [EMAIL]	[ ]
Total:	[ ]

MANAGERS SCHEDULE

[DATE]

[Manager Names]

Exhibit I

Trademark License Agreement

Draft November 9, 2023

Trademark License Agreement

This Trademark License Agreement, dated as of [●], 2023 (such date, the “Effective Date”, and such agreement, this “Agreement”), is entered into by and between [Reorganized PrivateCo], a Delaware corporation, formerly known as Capstone Green Energy Corporation (“Licensor”) and Capstone Green Energy LLC, a Delaware limited liability company (“Licensee”). Licensor and Licensee are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Licensor, Capstone Turbine Financial Services, LLC, and Capstone Turbine International, Inc. have jointly proposed that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates, filed on September 28, 2023, which contemplates the reorganization and restructuring of the aforementioned parties (the “Plan”); unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings set forth in the Plan;

WHEREAS, prior to the implementation of the Plan, Licensor has been operating the business of providing customized microgrid solutions and on-site energy technology systems, including microturbine energy systems and distributor support services, and, following the implementation of the Plan, as of the Effective Date, Licensee and its Affiliates (other than Licensor) will operate such business (other than the [distributor support services business], which will be operated by Licensor) (such business to be operated by Licensee and its Affiliates (other than Licensor), the “Business”);

WHEREAS, Licensor owns all right, title, and interest in and to the Capstone Trademarks (as defined herein);

WHEREAS, Licensee wishes to use the Capstone Trademarks in connection with the Business; and

WHEREAS, pursuant to the Plan, Licensor is required to enter into the License Agreement, and this Agreement satisfies such requirement.

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, covenants and agreements set forth herein and in the Plan, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article I – DEFINITIONS
Section 1.1Definitions.
(a)"Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
(b)“Capstone Trademarks” means the Trademarks set forth in Schedule 1 of this Agreement.
(c)“Control” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(d)“Person” means any natural person, corporation, general or limited partnership, company, limited liability company, joint venture, limited liability partnership, firm, trust, estate, governmental authority or other legal person or entity, and shall be broadly interpreted.
(e)“Trademark” means trademarks, service marks, logos, trade dress, domain names, social media accounts and handles, corporate names, and trade names.

Article II GRANT OF LICENSE, ROYALTIES AND OWNERSHIP
Section 2.1License to Capstone Trademarks.
(a)Subject to the terms and conditions of this Agreement, including payment of the royalty set forth in Section 2.1(c), Licensor hereby grants to Licensee during the Term a non-exclusive, royalty-bearing (as set forth in Section 2.1(c)), non-transferable, non-sublicensable (except as provided in Section 2.1(b)), worldwide, revocable, limited license, under all of Licensor’s right, title and interest in and to the Capstone Trademarks, to use the Capstone Trademarks (in accordance with the terms and conditions herein) solely in connection with the Business.
(b)The license granted in Section 2.1(a) includes the right to grant non-sublicensable sublicenses during the Term within the scope of such license solely to any Affiliate of Licensor, so long as such Person remains an Affiliate of Licensor, for such Affiliate to use the Capstone Trademarks (in accordance with the terms and conditions herein) solely in connection with the Business; provided that (i) any such sublicense shall be in writing and shall include all of the restrictions and obligations imposed on Licensee in this Agreement and any breach of such terms by Licensee’s sublicensees shall be deemed a breach of this Agreement by Licensee and (ii) Licensee may sublicense the trademark “Capstone Energy Finance” (Reg. No. 5219152) solely to Capstone Energy Finance LLC.
(c)In consideration for the license granted in Section 2.1(a), Licensee shall pay to Licensor during the Term an annual royalty of [$●], to be paid to Licensor’s designated bank account communicated by Licensor to Licensee (the “Royalty Payment”). [The first Royalty Payment shall be made to Licensor within the first calendar month following the first anniversary of the Effective Date (i.e., within the thirteenth (13th) month after the Effective Date) and thereafter within the first calendar month following each next anniversary of the Effective Date.] Each of the Parties and its respective Affiliates is responsible for all taxes (including net income, gross receipts, franchise and property taxes and any other taxes) imposed on such Party or its Affiliates under applicable Laws and arising as a result of or in connection with this Agreement or the transactions contemplated by this Agreement.
Section 2.2Ownership.
(a)Licensee acknowledges that Licensor is the sole and exclusive owner of the Capstone Trademarks and Licensor retains all right, title and interest (including all goodwill) associated therewith. Licensee shall do all things and execute any documents requested by Licensor from time to time to confirm Licensor’s ownership of its rights in and to the Capstone Trademarks.
(b)Licensee shall not gain any right, title or interest in the Capstone Trademarks by virtue of this limited license or any use thereby. All goodwill associated with the use of the Capstone Trademarks by Licensee and its sublicensees shall inure to the sole benefit of Licensor.
Section 2.3No Inconsistent Action. Licensee shall not:
(a)take, maintain or direct any action that is inconsistent with Licensor’s ownership of, or interferes with any of Licensor’s rights in or to, the Capstone Trademarks;

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(b)assert any claim of right in (except for the limited rights expressly granted herein) or ownership of the Capstone Trademarks or any confusingly similar Trademark anywhere in the world or contest the validity of the Capstone Trademarks or challenge Licensor’s right, title or interest in, or ownership of, the Capstone Trademarks, its registrations therefor or Licensor’s right to license the same;
(c)interfere with, oppose or challenge, directly or indirectly, any of Licensor’s applications for or registrations of the Capstone Trademarks or any Trademarks that include the Capstone Trademarks or interfere with, oppose or challenge the exploitation of the Capstone Trademarks by or on behalf of Licensor;
(d)apply for, or participate with or cause any other Person to apply for the registration of, any Trademark which (i) consists in whole or in part of the Capstone Trademarks or (ii) is confusingly similar to the Capstone Trademarks; or
(e)take any action that would have an adverse effect on the rights of Licensor in the Capstone Trademarks, or that would diminish or dilute the value, reputation or goodwill of the Capstone Trademarks or that would otherwise denigrate the image and reputation of Licensor or in any other way diminish or adversely affect the validity or enforceability of the Capstone Trademarks or Licensor’s rights therein; provided that,
(f)in the event that Licensee or any of its Affiliates (other than Licensor) nevertheless registers, files or prosecutes any application or other filing for any Trademarks incorporating or confusingly similar to a Capstone Trademarks, in Licensee’s (or its Affiliates’ (other than Licensor’s)) own name, Licensee hereby assigns, and shall cause its applicable Affiliates (other than Licensor) to assign, such Trademark to Licensor for no additional consideration.
Section 2.4No Use as Corporate Name, Domain Name or Social Media Handle. Licensee shall not use, or permit, direct or encourage its sublicensees or a third party to use, the Capstone Trademarks or any Trademark or name confusingly similar to such Trademark in or as part of (i) any legal entity name, trade name, corporate name, “d/b/a” or business name, except as set forth in Schedule 2 of this Agreement, to be amended from time to time by the Parties, or (ii) any domain name or social media handle, except as set forth in Schedule 3 of this Agreement, to be amended from time to time by the Parties.
Article III – QUALITY CONTROL
Section 3.1Quality Control. Licensee is familiar with and recognizes Licensor’s reputation as a provider of high quality products and services, and the reputation of Licensor’s offerings in connection with the Capstone Trademarks. Licensee shall maintain the same (or higher) standards of quality for its products and services. At Licensor’s request, Licensee shall promptly cease any use of the Capstone Trademarks that Licensor believes is not in compliance with this Agreement and take any corrective measures reasonably requested by Licensor. In the event that Licensor becomes aware of a failure to maintain or meet such quality standards, Licensor shall notify Licensee in writing and Licensee shall have thirty (30) days to cure such failure. If Licensee fails to meet the required quality standards to Licensor’s satisfaction within such period, Licensor may immediately suspend Licensee’s right to use the Capstone Trademarks in connection with the specific use that does not meet the quality standards, and if Licensee fails to meet the quality standards to Licensor’s satisfaction within the following sixty (60) day period, such failure shall be deemed a material breach for purposes of Section 5.2(b) of this Agreement.
Section 3.2Licensee’s Obligations of Compliance and Use.
(a)Licensee shall use and display the Capstone Trademarks in the same form, font, color and style as Licensor’s own use and display thereof, or in a manner substantially consistent

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with Licensor’s use and display during the twelve (12) month period prior to the Effective Date, or as otherwise approved by Licensor in writing in advance. Licensee shall not use or display the Capstone Trademarks in any manner that would reasonably be expected to (i) materially harm, degrade, disparage, tarnish, dilute or adversely affect the validity or enforceability of any Capstone Trademark, or (ii) imply that the Capstone Trademarks are owned by Licensee.
(b)All uses of the Capstone Trademarks by Licensee shall include the designation “®”, to the extent legally required or reasonably necessary for the enforcement of Trademark rights or as specifically directed otherwise by Licensor in writing. Licensor shall have the right to revise the above designation requirements upon written notice to Licensee from time to time.
(c)From time to time, at Licensor’s request and for the purpose of verifying compliance with this Article III of this Agreement, Licensee shall provide samples of Licensee’s use of public-facing materials bearing the Capstone Trademarks (including samples of advertising or marketing material), and any other further information reasonably requested by Licensor for that purpose.
Article IV– INTELLECTUAL PROPERTY PROTECTION
Section 4.1Notice of Infringement. Licensee shall promptly notify Licensor in writing of any infringement of the Capstone Trademarks by others which come to Licensee’s attention. Licensor shall have the sole right, but not the obligation, to determine what, if any, actions shall be taken on account of any such infringement, and, at Licensor’s sole cost and expense, Licensee shall reasonably cooperate in connection therewith.
Section 4.2Equitable Relief. Licensee acknowledges that the Capstone Trademarks and the goodwill associated therewith possess special, unique, and extraordinary characteristics, which make difficult the assessment of monetary damages which Licensor would sustain by Licensee’s unauthorized use. Licensee recognizes that Licensor would suffer irreparable injury by such unauthorized use and agrees that injunctive and other equitable relief is appropriate in the event of a breach of this Agreement by Licensee. Such remedy shall not be exclusive of any other remedies available to Licensor, nor shall it be deemed an election of remedies by Licensor.
Article V– TERM; TERMINATiON
Section 5.1Term. This Agreement shall commence on the Effective Date and shall continue in effect unless earlier terminated pursuant to Error! Reference source not found. (the “Term”).
Section 5.2Termination. This Agreement may be terminated solely (a) upon the written agreement of Licensor and Licensee, (b) by Licensor, if Licensee materially breaches this Agreement and does not cure such breach within thirty (30) days of receipt of notice from Licensor of such breach or (c) by Licensee, upon written notice to Licensor. In addition, this Agreement shall terminate, automatically and immediately, (i) upon any change in Control of Licensee (including the sale of all or substantially all of the ownership interests in Licensee in a single transaction or a series of related transactions, and any direct or indirect acquisition, consolidation or merger of Licensee by, with or into any third party) and (ii) if Licensor no longer has an equity interest in Licensee, in which case, all of Licensor’s right, title and interest in and to the Capstone Trademarks shall be promptly assigned to Licensee prior to Licensor’s divestiture of such equity interest.
Section 5.3Effect of Termination.
(a)Upon any expiration or termination of this Agreement, Licensee shall immediately cease all use of the Capstone Trademarks; provided that nothing in this Agreement shall prevent or restrict Licensee from making any use of the Capstone Trademarks that would constitute

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“fair use” or otherwise not be prohibited under Applicable Law if such use were made by a third party.
(b)Survival. Upon any expiration or termination of this Agreement, Error! Reference source not found., Error! Reference source not found., Error! Reference source not found., Article VII and Article VII shall survive and continue in full force and effect.
Article VI
Indemnification
Section 6.1Indemnity. Licensee shall defend, indemnify and hold harmless Licensor, its Affiliates and each of its and their respective directors, officers, employees and agents (each, a “Licensor Indemnified Party”) from and against any and all losses, damages and liabilities (including attorneys’ fees) (“Losses”) to the extent resulting from or arising out of (a) any breach of this Agreement by Licensee or (b) use of the Capstone Trademarks or the domain names or social media accounts set forth on Schedule 3 (collectively, the “Licensed Rights”) by Licensee, except to the extent such Losses result from any claim of Trademark infringement arising from Licensee’s use of the Licensed Rights as authorized by this Agreement, provided that such use is in the same jurisdiction in which, and in connection with the same goods or services in connection with which, Licensor used such Licensed Rights prior to the Effective Date.

Section 6.2Indemnity Procedure. Licensor shall promptly provide Licensee with timely written notice of any and all claims that are within the scope of Licensee’s indemnity hereunder; provided that any failure to give such notice shall not affect the rights of Licensor under Section 6.1, except to the extent that such failure actually prejudices Licensee. Licensee shall not settle or compromise any claims against Licensor without Licensor’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement or compromise: (i) includes an unconditional release of Licensor from all liability arising out of such claims; (ii) is solely monetary in nature; and (iii) does not include remedial or equitable measures or relief (including any injunction), a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of, Licensor or otherwise materially adversely affect Licensor. Licensor shall furnish Licensee with such assistance as Licensee shall reasonably request in connection with the defense, settlement and/or discharge of any and all such claims.

Article VII
General
Section 7.1Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by the Parties, which may be entered into at any time. Any agreement on the part of the Parties to waive any term or provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of the Party or Parties against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
Section 7.2Entire Agreement. This Agreement and the Plan constitute the entire agreement of the Parties and supersede all prior agreements and understandings, discussions, negotiations and communications, written and oral, between the Parties with respect to the subject matter hereof.
Section 7.3Interpretation.

5

(a)Unless the context otherwise requires, when a reference is made in this Agreement to: (i) Schedules, such reference shall be to a Schedule to this Agreement; (ii) “paragraphs”, such reference shall be deemed references to separate paragraphs of the section or subsection in which the reference occurs; (iii) any contract (including this Agreement) or law shall be deemed references to such contract or law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any law, to any successor provisions thereof) so long as, in the case of any contract, such amendment, supplement and modification has been made available to Licensor or Licensee, as applicable; (iv) any Person, such reference shall be deemed references to such Person’s successors and permitted assigns; and (v) any law shall be deemed references to all rules and regulations promulgated thereunder.
(b)The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(c)Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. “Or” shall be deemed to be used in the inclusive sense of “and/or.”
(d)Any reference to “days” means calendar days unless business days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a business day, then such action shall be required to be done or taken not on such day but on the first succeeding business day thereafter. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.
Section 7.4Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
Section 7.5Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a .pdf document (with confirmation of transmission) if sent prior to 8:00 p.m. in the place of receipt on a business day, and on the next business day if sent after 8:00 p.m. in the place of receipt on a business day or at any time on a date that is not a business day; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.5):

if to Licensor:

[●]

if to Licensee:

[●]

6

or such other address as may be specified by a Party pursuant to notice given to the other Party in accordance with the provisions of this paragraph.

Section 7.6Binding Effect; Persons Benefitting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns and any transferee of all or substantially all of the assets of such Party and its subsidiaries taken as a whole. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by Licensee without the prior written consent of Licensor.

Section 7.7Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 7.8Governing Law; Consent to Jurisdiction.
(a)This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction.
(b)Each of the Parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York, in any suit, claim, demand, action, proceeding or cause of action arising out of or relating to this Agreement, agrees that all claims under any theory of liability in respect of such suit, claim, demand, action, proceeding or cause of action may and shall be heard and determined in any such court and agrees not to bring any suit, claim, demand, action, proceeding or cause of action arising out of or relating to this Agreement in any other court. Each Party irrevocably and unconditionally waives any defense of inconvenient forum or any other objection to the maintenance of any suit, claim, demand, action, proceeding or cause of action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any suit, claim, demand, action, proceeding or cause of action may be made on such Party, and shall be effective service of process for any such suit, claim, demand, action, proceeding or cause of action, by sending or delivering a copy of any such process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 7.5. Nothing in this Section 7.8, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. Each Party agrees that a final, non-appealable judgment in any suit, claim, demand, action, proceeding or cause of action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.
Section 7.9Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any suit, claim, demand, action, proceeding or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the Transactions, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The Parties each hereby agree and consent that any such suit, claim, demand, action, proceeding or cause of action shall be decided by court trial without a jury and that the Parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the Parties hereto to the waiver of their right to trial by jury.

7

[Remainder of page intentionally left blank; signature page follows.]

8

IN WITNESS WHEREOF, the Parties have entered into this Agreement or have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

[Reorganized PrivateCo.]

By:Name: Title:

CAPSTONE GREEN ENERGY LLC

By:Name: Title:

9

Schedule 1

to the License Agreement

Trademarks

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App 90721315	App 19-MAY-2021	Reg 6731274	Reg 24-MAY-2022	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 90721331	App 19-MAY-2021	Reg 6731275	Reg 24-MAY-2022	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 90721347	App 19-MAY-2021	Reg 6731276	Reg 24-MAY-2022	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 90716194	App 17-MAY-2021	Reg 6730899	Reg 24-MAY-2022	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 90716203	App 17-MAY-2021	Reg 6730901	Reg 24-MAY-2022	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 86722457	App 12-AUG-2015	Reg 5219152	Reg 06-JUN-2017	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 78975666	App 20-SEP-2002	Reg 2940243	Reg 12-APR-2005	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 75357665	App 16-SEP-1997	Reg 2487869	Reg 11-SEP-2001	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 75351980	App 04-SEP-1997	Reg 2201317	Reg 03-NOV-1998	CAPSTONE GREEN ENERGY CORPORATION	United States

10

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 75306958	App 11-JUN-1997	Reg 2248687	Reg 01-JUN-1999	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 75191384	App 01-NOV-1996	Reg 2144240	Reg 17-MAR-1998	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 74732798	App 22-SEP-1995	Reg 2058307	Reg 29-APR-1997	CAPSTONE GREEN ENERGY CORPORATION	United States
	App 78166520	App 20-SEP-2002	Reg 2993044	Reg 06-SEP-2005	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE MICROTURBINE	App 78166522	App 20-SEP-2002	Reg 2956871	Reg 31-MAY-2005	CAPSTONE GREEN ENERGY CORPORATION	United States
CAPSTONE	App 870563	App 26-FEB-1998	Reg TMA563894	Reg 21-JUN-2002	CAPSTONE GREEN ENERGY CORPORATION A CALIFORNIA CORPORATION	Canada
	App 870564	App 26-FEB-1998	Reg TMA504764	Reg 30-NOV-1998	CAPSTONE GREEN ENERGY CORPORATION A CALIFORNIA CORPORATION	Canada
CAPSTONE	App 324506 (324506T)	App 04-MAR-1998	Reg 576585	Reg 18-MAY-1998	CAPSTONE TURBINE CORPORATION (United States of America)[2]	Mexico

2 Information regarding Mexican marks based on publicly available information as of 10/30/23.

11

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 324509 (324509T)	App 04-MAR-1998	Reg 582024	Reg 28-JUL-1998	CAPSTONE TURBINE CORPORATION (United States of America)	Mexico
CAPSTONE	App 324508 (324508T)	App 04-MAR-1998	Reg 577332	Reg 25-MAY-1998	CAPSTONE TURBINE, CORPORATION (United States of America)	Mexico
	App 324510 (324510T)	App 04-MAR-1998	Reg 578232	Reg 29-MAY-1998	CAPSTONE TURBINE CORPORATION (United States of America)	Mexico
CAPSTONE	App 324507 (324507T)	App 04-MAR-1998	Reg 579612	Reg 29-JUN-1998	CAPSTONE TURBINE CORPORATION (United States of America)	Mexico
	App 324512 (324512T)	App 04-MAR-1998	Reg 582025	Reg 28-JUL-1998	CAPSTONE TURBINE CORPORATION (United States of America)	Mexico
CAPSTONE	App 824638859	App 04-JUN-2002	Reg 824638859	Reg 20-NOV-2007	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Brazil
	App 98042776N	App 28-JUL-1998	Reg 34968	Reg 12-FEB-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Bulgaria
CAPSTONE	App 98042777N	App 28-JUL-1998	Reg 7397Y	Reg 26-MAR-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Bulgaria
	App 98042775N	App 28-JUL-1998	Reg 34967	Reg 12-FEB-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Bulgaria
	App 130446	App 25-FEB-1998	Reg 228042	Reg 20-NOV-2000	Capstone Green Energy Corporation (United States of America)	Czech Republic

12

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App 130447	App 25-FEB-1998	Reg 228043	Reg 20-NOV-2000	Capstone Green Energy Corporation (United States of America)	Czech Republic
CAPSTONE	App 128352	App 11-DEC-1997	Reg 218818	Reg 26-JUL-1999	Capstone Green Energy Corporation (United States of America)	Czech Republic
CAPSTONE	App 128353	App 11-DEC-1997	Reg 218819	Reg 26-JUL-1999	Capstone Green Energy Corporation (United States of America)	Czech Republic
CAPSTONE	App 128183	App 05-DEC-1997	Reg 212315	Reg 25-AUG-1998	Capstone Green Energy Corporation (United States of America)	Czech Republic
	App 9800434	App 04-MAR-1998	Reg 29394	Reg 03-SEP-1999	Capstone Green Energy Corporation (United States of America)	Estonia
CAPSTONE	App 9800433	App 04-MAR-1998	Reg 29393	Reg 03-SEP-1999	Capstone Green Energy Corporation (United States of America)	Estonia
CAPSTONE	App 9702761	App 05-DEC-1997	Reg 28852	Reg 26-MAY-1999	Capstone Green Energy Corporation (United States of America)	Estonia
CAPSTONE	App 9702762	App 05-DEC-1997	Reg 28853	Reg 26-MAY-1999	Capstone Green Energy Corporation (United States of America)	Estonia
	App M9800529	App 16-FEB-1998	Reg 155107	Reg 22-DEC-1998	Capstone Green Energy Corporation (California államban bejegyzett cég) (United States of America)	Hungary
CAPSTONE	App M9800530	App 16-FEB-1998	Reg 155108	Reg 22-DEC-1998	Capstone Green Energy Corporation (California államban bejegyzett cég) (United States of America)	Hungary
CAPSTONE	App M9704089	App 06-NOV-1997	Reg 157005	Reg 06-JUL-1999	Capstone Green Energy Corporation (California államban bejegyzett cég) (United States of America)	Hungary

13

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 184099	App 02-MAR-1998	Reg 128663	Reg 03-APR-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Poland
	App 183816	App 24-FEB-1998	Reg 130098	Reg 15-JUN-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Poland
CAPSTONE	App 180350	App 20-NOV-1997	Reg 125456	Reg 03-NOV-2000	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Poland
CAPSTONE	App 50051	App 16-MAR-1998	Reg 35291	Reg 15-DEC-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Romania
	App 50052	App 16-MAR-1998	Reg 35292	Reg 15-DEC-1999	CAPSTONE TURBINE CORPORATION (United States of America)[3]	Romania
CAPSTONE	App 47388	App 09-DEC-1997	Reg 34319	Reg 04-NOV-1999	CAPSTONE TURBINE CORPORATION (United States of America)	Romania
CAPSTONE	App 97718654	App 05-DEC-1997	Reg 174403	Reg 20-APR-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кэпстоун Грин Энерджи Корпорейшн	Russian Federation
CAPSTONE	App 97718655	App 05-DEC-1997	Reg 173434	Reg 24-MAR-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кэпстоун Грин Энерджи Корпорейшн	Russian Federation
CAPSTONE	App 97718656	App 05-DEC-1997	Reg 173435	Reg 24-MAR-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of	Russian Federation

3 Information regarding Romanian marks based on publicly available information as of 10/30/23.

14

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
America) Кэпстоун Грин Энерджи Корпорейшн
CAPSTONE	App 98702564	App 18-FEB-1998	Reg 176654	Reg 25-JUN-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кэпстоун Грин Энерджи Корпорейшн	Russian Federation
	App 98702573	App 18-FEB-1998	Reg 176655	Reg 25-JUN-1999	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кэпстоун Грин Энерджи Корпорейшн	Russian Federation
	App 98020714	App 98020714	Reg 20655	Reg 17-SEP-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кепстоун Турбін Корпорейшн, корпорація штату Каліфорнія	Ukraine
CAPSTONE	App 98020713	App 23-FEB-1998	Reg 20994	Reg 15-OCT-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America) Кепстоун Грін Енерджі Корпорейшн	Ukraine
	App 500-1998	App 27-FEB-1998	Reg 191068	Reg 19-JUN-2000	Capstone Green Energy Corporation (United States of America)	Slovak Republic
	App 499-1998	App 27-FEB-1998	Reg 191841	Reg 23-AUG-2000	Capstone Green Energy Corporation (United States of America)	Slovak Republic
CAPSTONE	App 3643-1997	App 11-DEC-1997	Reg 189134	Reg 20-JAN-2000	Capstone Green Energy Corporation (United States of America)	Slovak Republic
CAPSTONE	App 3655-1997	App 11-DEC-1997	Reg 188650	Reg 15-DEC-1999	Capstone Green Energy Corporation (United States of America)	Slovak Republic

15

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 3656-1997	App 11-DEC-1997	Reg 188651	Reg 15-DEC-1999	Capstone Green Energy Corporation (United States of America)	Slovak Republic
	App 9870249	App 26-FEB-1998	Reg 9870249	Reg 18-NOV-1998	Capstone Green Energy Corporation (United States of America)	Slovenia
CAPSTONE	App 9870250	App 26-FEB-1998	Reg 9870250	Reg 21-JAN-1999	Capstone Green Energy Corporation (United States of America)	Slovenia
CAPSTONE	App 9771850	App 11-DEC-1997	Reg 9771850	Reg 11-FEB-1999	Capstone Green Energy Corporation (United States of America)	Slovenia
CAPSTONE	App 4728/2002	App 27-MAY-2002	Reg P-502265	Reg 21-AUG-2002	Capstone Green Energy Corporation (United States of America)	Switzerland
CAPSTONE	App 745109	App 13-FEB-1998	Reg 745109	Reg 28-JAN-2000	Capstone Green Energy Corporation (United States of America)	EU trade marks
CAPSTONE	App 637082	App 23-SEP-1997	Reg 637082	Reg 16-MAR-1999	Capstone Green Energy Corporation (United States of America)	EU trade marks
	App 524306	App 29-APR-1997	Reg 524306	Reg 28-MAY-1999	Capstone Green Energy Corporation (United States of America)	EU trade marks
CAPSTONE	App 117832	App 15-FEB-1998	Reg 117832[4]		CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel
CAPSTONE	App 115027	App 23-SEP-1997	Reg 115027		CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel
CAPSTONE	App 115028	App 23-SEP-1997	Reg 115028		CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel

4 Information as to all Israeli filings based on publicly available information as of 10/30/23.

16

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 115029	App 23-SEP-1997	Reg 115029		CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel
	App 112062	App 30-APR-1997			CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel
	App 112063	App 30-APR-1997			CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Israel
	App TP84670/04	App 04-FEB-2004			CAPSTONE TURBINE CORPORATION (United States of America)[5]	Nigeria
	App TP84671/2004	App 04-FEB-2004			CAPSTONE TURBINE CORPORATION (United States of America)	Nigeria
CAPSTONE	App TP84672/04	App 04-FEB-2004			CAPSTONE TURBINE CORPORATION (United States of America)	Nigeria
CAPSTONE	App TP84673/2004	App 04-FEB-2004			CAPSTONE TURBINE CORPORATION (United States of America)	Nigeria
CASTONE	App 98/02524	App 20-FEB-1998	Reg 1998/02524	Reg 03-OCT-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	South Africa

5 Information as to all Nigerian filings based on publicly available information as of 10/30/23.

17

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 98/02522	App 20-FEB-1998	Reg 1998/02522	Reg 03-OCT-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	South Africa
CAPSTONE	App 98/02525	App 20-FEB-1998	Reg 1998/02525	Reg 03-OCT-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	South Africa
	App 1301274	App 03-MAR-1998	Reg 1301274	Reg 07-AUG-1999	CAPSTONE TURBINE CORPORATION (United States of America)[6]	China
	App 1299981	App 03-MAR-1998	Reg 1299981	Reg 28-JUL-1999	CAPSTONE TURBINE CORPORATION (United States of America)	China
	App 1291874	App 03-MAR-1998	Reg 1291874	Reg 07-JUL-1999	CAPSTONE TURBINE CORPORATION (United States of America)	China
	App 1284495	App 03-MAR-1998	Reg 1284495	Reg 14-JUN-1999	CAPSTONE TURBINE CORPORATION (United States of America)	China
	App 1284494	App 03-MAR-1998	Reg 1284494	Reg 14-JUN-1999	CAPSTONE TURBINE CORPORATION (United States of America)	China
	App 769311	App 23-SEP-1997	Reg 769311	Rnw 23-SEP-2007	CAPSTONE TURBINE CORPORATION (United States of America)[7]	India
	App 769314	App 23-SEP-1997	Reg 769314	Rnw 23-SEP-2007	CAPSTONE TURBINE CORPORATION (United States of America)	India

6 Information as to all Chinese filings based on publicly available information as of 10/30/23.

7 Information as to all Indian filings based on publicly available information as of 10/30/23.

18

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App R002012010153	App 05-JUL-2012	Reg IDM000376969	Reg 28-NOV-2012	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Indonesia
CAPSTONE	App H10-017382	App 03-MAR-1998	Reg 4414046	Reg 01-SEP-2000	CAPSTONE GREEN ENERGY CORPORATION (United States of America) キャプストン グリーン エナジー コーポレイション	Japan
CAPSTONE	App H09-174425	App 06-NOV-1997	Reg 4413826	Reg 01-SEP-2000	CAPSTONE GREEN ENERGY CORPORATION (United States of America) キャプストン グリーン エナジー コーポレイション	Japan
	App H09-112736	App 01-MAY-1997	Reg 4378971	Reg 21-APR-2000	CAPSTONE GREEN ENERGY CORPORATION (United States of America) キャプストン グリーン エナジー コーポレイション	Japan
CAPSTONE	App H05-077077	App 22-JUL-1993	Reg 3179900	Reg 31-JUL-1996	CAPSTONE GREEN ENERGY CORPORATION (United States of America) キャプストン グリーン エナジー コーポレイション	Japan
CAPSTONE	App 98002655	App 04-MAR-1998	Reg 98002655	Reg 29-OCT-2002	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia
	App 98002656	App 04-MAR-1998	Reg 98002656	Reg 19-JUN-2002	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia

19

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App 98002657	App 04-MAR-1998	Reg 98002657	Reg 02-SEP-2003	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia
CAPSTONE	App 98002658	App 04-MAR-1998	Reg 98002658	Reg 19-OCT-2002	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia
CAPSTONE	App 98002659	App 04-MAR-1998	Reg 98002659	Reg 16-OCT-2001	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia
CAPSTONE	App 98002660	App 04-MAR-1998	Reg 98002660	Reg 03-SEP-2002	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	Malaysia
CAPSTONE	App 755739	App 23-FEB-1998	Reg 755739	Reg 23-FEB-1998	Capstone Green Energy Corporation a California corporation (United States of America)	Australia
CAPSTONE	App 289011 (00289011)	App 26-FEB-1998	Reg 289011	Reg 27-AUG-1998	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand
CAPSTONE	App 289012 (00289012)	App 26-FEB-1998	Reg 289012	Reg 27-AUG-1998	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand
CAPSTONE	App 289013 (00289013)	App 26-FEB-1998	Reg 289013	Reg 27-AUG-1998	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand
CAPSTONE	App 289014 (00289014)	App 26-FEB-1998	Reg 289014	Reg 12-JAN-2000	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand

20

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App 289015 (00289015)	App 26-FEB-1998	Reg 289015	Reg 01-SEP-1998	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand
	App 289016 (00289016)	App 26-FEB-1998	Reg 289016	Reg 01-SEP-1998	CAPSTONE GREEN ENERGY CORPORATION (United States of America)	New Zealand
CAPSTONE	App 51-2009-0000891	App 17-FEB-2009	Reg 4100595730000[8]	Reg 17-JUN-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 41-1998-0009567	App 20-NOV-1998	Reg 4100595730000	Reg 15-FEB-2000	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 51-2009-0000892	App 17-FEB-2009	Reg 4100549950000	Reg 27-JUL-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 40-1997-0052390	App 11-NOV-1997	Reg 4004389250000	Reg 22-JAN-1999	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 56-2008-0026545	App 04-DEC-2008	Reg 4004389250000	Reg 06-APR-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea

8 Information as to all South Korean filings based on publicly available information as of 10/30/23.

21

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
CAPSTONE	App 50-2008-0024797	App 04-DEC-2008	Reg 4004389250000	Reg 25-MAR-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 56-2008-0013176	App 11-JUN-2008	Reg 4004309900000	Reg 21-JAN-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 50-2008-0011907	App 11-JUN-2008	Reg 4004309900000	Reg 26-AUG-2008	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
CAPSTONE	App 40-1997-0052389	App 11-NOV-1997	Reg 4004309900000	Reg 25-NOV-1998	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
	App 56-2008-0013174	App 11-JUN-2008	Reg 4004274010000	Reg 01-DEC-2008	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
	App 50-2008-0011905	App 11-JUN-2008	Reg 4004274010000	Reg 07-OCT-2008	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
	App 50-2008-0011906	App 11-JUN-2008	Reg 4004309620000	Reg 26-AUG-2008	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea

22

Trademark	Application No.	Filing Date	Registration No.	Registration Date	Record Owner (and with Legal Owner, if Different)	Jurisdiction
	App 56-2008-0013175	App 11-JUN-2008	Reg 4004309620000	Reg 21-JAN-2009	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
	App 40-1997-0045931	App 30-SEP-1997	Reg 4004309620000	Reg 25-NOV-1998	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea
	App 40-1997-0045930	App 30-SEP-1997	Reg 4004274010000	Reg 28-OCT-1998	CAPSTONE GREEN ENERGY CORPORATION 캡스톤 그린 에너지 코포레이션	South Korea

23

C

Schedule 2

to the License Agreement

Capstone Green Energy Corporation

Capstone Turbine Financial Services, LLC

Capstone Energy Finance LLC

Capstone Green Energy LLC

[●]

SH IP 9-2-23

PRIVILEGED AND CONFIDENTIAL

age Format=[<<LIB>> <<NUM>>_<<VER>>] PRESERVELOCATION \* MERGEFORMAT [AM_ACTIVE 405274921_2]

Error! Unknown document property name.

Schedule 3

to the License Agreement

Domain Names1

Domain Name	Expiration Date
capstoneenergysales.com	4/10/2024
capstonefinance.com	5/11/2025
capstonefinance.net	11/7/2025
capstonegreenenergy.com	2/19/2024
capstonegreenenergy.net	2/19/2024
capstonegreenenergy.org	2/19/2024
capstonegreenenergycorporation.com	2/19/2024
capstonegreenenergycorporation.net	2/19/2024
capstonegreenenergycorporation.org	2/19/2024
capstonegrn.com	3/11/2024
capstonegrn.net	3/11/2024
capstonegrn.org	3/11/2024
capstonerental.com	10/29/2026
capstonerentalpower.com	10/29/2026
capstoneturbine.com	5/17/2028
cgrnenergy.com	3/24/2024
microturbine.com	1/1/2027
microturbine.online	11/17/2024
shifttogreen.com	9/25/2026

1 All domains are scheduled for autorenewal. Licensor is in the process of securing the domain name cge.com.

2

Active Social Media Accounts2

Instagram: @CGRNenergy

Threads: @CGRNenergy

YouTube: youtube.com/c/CapstoneGreenEnergy (@Capstone Green Energy)

LinkedIn: linkedin.com/company/capstone-green-energy

X: @CGRNenergy

Facebook: @Capstone Green Energy

2 Account handles subject to change.

3